 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-272125
PROSPECTUS SUPPLEMENT
(to Prospectus dated May 30, 2023)
Belite Bio, Inc
651,380 American Depositary Shares Representing 651,380 Ordinary Shares
Warrants to Purchase 651,380 Ordinary Shares Represented by American Depositary Shares
Up to 651,380 American Depositary Shares representing 651,380 Ordinary Shares issuable upon exercise of the Warrants

We are offering (i) 651,380 of our American depositary shares, or ADSs, representing 651,380 of our ordinary shares, par value US$0.0001 per share; and (ii) warrants to purchase an aggregate of 651,380 of our ordinary shares represented by ADSs with an exercise price of $44.14 per ADS, or the Warrants, directly to an institutional investor, pursuant to this prospectus supplement and accompanying base prospectus and a securities purchase agreement dated as of April 25, 2024 (the “Securities Purchase Agreement”). We have not engaged a placement agent or an underwriter in connection with this offering, and are not paying a selling commission to any party. The ADSs and accompanying Warrants are immediately separable and will be issued separately, but will be purchased together in this offering, with each ADS to be sold together in a fixed combination with a Warrant to purchase one ADS. Each ADS represents one ordinary share. The Warrants are exercisable immediately upon issuance and will expire five (5) years from the date of issuance. See “Description of American Depositary Shares” and “Description of Share Capital” in the accompanying base prospectus and “Description of the Warrants” in this prospectus supplement for more information.
Our ADSs are listed on the Nasdaq Capital Market, or Nasdaq, under the trading symbol “BLTE.” On April 25, 2024, the last reported sale price of our ADSs on Nasdaq was $38.38 per ADS. There is no established public trading market for the Warrants, and we do not expect one to develop. We do not intend to apply to list the Warrants on any securities exchange.
Our principal executive offices are located at 12750 High Bluff Drive Suite 475, San Diego, CA 92130, and our telephone number is +1-858-246-6240. Our registered address in the Cayman Islands is located at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct operations primarily through our direct and indirect wholly owned subsidiaries established in the US, Australia, Hong Kong and the People’s Republic of China, or the PRC. The securities offered in this prospectus supplement and the accompanying prospectus are securities of our Cayman Islands holding company, not of our operating subsidiaries.
We do not have any substantive operations or employees in the PRC at present and the clinical trials in the PRC in connection with our product candidate are conducted via a contract research organization. However, we may still be subject to certain legal and operational risks associated with our clinical trials conducted in the PRC, including those changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or U.S. regulations, which may materially and adversely affect our business, financial condition, results of operations and the market price of our securities. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, and could cause the value of our securities to significantly decline or become worthless. Although we are not a China-based issuer, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. Such laws and regulations, including China’s new Data Security Law, Cybersecurity Review Measures, Personal Information Protection Law, and any other future laws and regulations, may require us to incur significant expenses and could materially affect our ability to conduct our business, accept non-PRC investments or list on a U.S. or foreign exchange.
Although the audit report incorporated by reference in this prospectus supplement is prepared by U.S. auditors who are currently inspected by the Public Company Accounting Oversight Board (the “PCAOB”), there is no guarantee that future audit reports will be prepared by auditors that are completely inspected by the PCAOB and, as such, our investors may in the future be deprived of such inspections, which could result in limitations or restrictions to our ability to access the U.S. capital markets. Furthermore, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act or the Accelerating Holding Foreign Companies Accountable Act (if enacted) if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely or the SEC identifies us as a Commission-Identified Issuer, and as a result, U.S. national securities exchanges, such as Nasdaq, may determine to delist our securities. The PCAOB currently has access to inspect the working papers of our auditor. Our principal auditor is not headquartered in Mainland China or Hong Kong and was not identified in the Determination Report issued on December 16, 2021 as a firm subject to the PCAOB’s determination.
We are a “controlled company” as defined under the Nasdaq Stock Market Rules. Lin Bioscience International Ltd., our principal shareholder, holds more than 50% of the shareholder voting power of our outstanding share capital, and can exert substantial influence over matters such as electing directors and approving material mergers, acquisitions, strategic collaborations or other business combination transactions. For so long as we remain a controlled company as defined under that rule, we are exempt from, and our shareholders generally are not provided with the benefits of, some of the Nasdaq Stock Market corporate governance requirements, including that our board be comprised of a majority of independent directors.
We are an “emerging growth company” and a “foreign private issuer” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements.
Investing in these securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-13 of this prospectus supplement, and in the documents incorporated by reference into this prospectus supplement.
As a holding company, we may rely on cash dividends, distributions and other transfers from our subsidiaries to make dividend payments. As of the date of this prospectus supplement, there have not been any such dividends or other distributions from our subsidiaries. In addition, none of our subsidiaries have ever issued any dividends or distributions to us or to U.S. investors. See the section titled “Our Company — Cash Transfers and Dividend Distribution” beginning on page S-6 of this prospectus supplement.
Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
We anticipate that delivery of the ADSs and the Warrants will be made on or about April 29, 2024, subject to satisfaction of customary closing conditions.
The date of this prospectus supplement is April 29, 2024.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed on Form F-3 with the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the ADSs and Warrants offered hereby and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated May 30, 2023 included in the registration statement on Form F-3 (No. 333-272125), which provides more general information.
This prospectus supplement relates to the offering of our ADSs and Warrants. Before buying any of the ADSs or Warrants that we are offering, we urge you to carefully read this prospectus supplement, together with the accompanying prospectus and the information incorporated by reference as described under the heading “Incorporation of Information by Reference.” These documents contain important information that you should consider when making your investment decision.
To the extent that there is any conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement.
We have not authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, any applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision.
When we refer to “Belite,” “we,” “us,” “our,” and the “Company,” we mean Belite Bio, Inc, together with its direct and indirect wholly owned subsidiaries, Belite Bio Holdings Corp., Belite Bio, LLC, RBP4 Pty Ltd, Belite Bio (HK) Limited and Belite Bio (Shanghai) Limited.
All references in this prospectus supplement to “$”, “US$”, “USD”, “U.S. dollars” and “dollars” are to the legal currency of the United States, all references to “AUD” are to the legal currency of Australia and all references to “Renminbi” or “RMB” are to the legal currency of China. Our reporting currency is the U.S. dollar. The functional currency of the Company’s subsidiaries located in the United States and Hong Kong is U.S. dollars. The functional currency of the Company’s subsidiary located in Australia is AUD, and the functional currency of the Company’s subsidiary located in China is RMB. Unless otherwise stated, all translations from AUD to U.S. dollars and from U.S. dollars to AUD in this prospectus supplement are made at a rate of AUD0.6833 to US$1.00, and all translations from RMB to U.S. dollars and from U.S. dollars to RMB in this prospectus supplement are made at the rate of RMB7.082 to US$1.00. We make no representation that any RMB, AUD or U.S. dollar amounts could have been, or could be, converted into U.S. dollars, AUD or RMB, as the case may be, at any particular rate, or at all.
The “Belite Bio” and “倍亮生物” names and logos are our trademarks, trade names and service marks. This prospectus supplement contains additional trademarks, service marks, logos, copyrights and trade names of others, which are the property of their respective owners. All trademarks, service marks, logos, copyrights and trade names appearing in this prospectus supplement are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, logos, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Solely for convenience, the trademarks, service marks, logos, copyrights and trade names referred to in this prospectus supplement are without the ® and ™ symbols. Such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks, logos, copyrights and trade names or that the applicable owner will not assert its rights to these trademarks, service marks, logos, copyrights and trade names.
This prospectus supplement and the accompanying base prospectus contain industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.
This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction where it is unlawful to make such offer or solicitation.
No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying base prospectus applicable to that jurisdiction.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain or incorporate forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements stated in or implied by these forward-looking statements.
All statements other than statements of historical facts are forward-looking statements. These forward- looking statements are made under the “safe harbor” provision under Section 27A of the Securities Act and 21E of the Exchange Act and as defined in the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. You should refer to the “Risk Factors” section of this prospectus supplement, the accompanying prospectus, and our Annual Reports on Form 20-F and reports on Form 6-K filed with the SEC and incorporated by reference into this prospectus supplement for specific risks that could cause actual results to be significantly different from those stated in or implied by these forward-looking statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements speak only as of the date made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus supplement, the accompanying prospectus and the documents that we reference herein and therein completely and with the understanding that our actual future results may be materially different from any future results stated in or implied by these forward-looking statements.
Forward-looking statements in this prospectus supplement include, but are not limited to, statements about:
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the timing of the initiation, progress and potential results of our preclinical studies, clinical trials and our discovery programs;

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the timing and likelihood of regulatory filings and approvals, including with respect to additional indications beyond the initial indication for which we are seeking approval for our product candidates;

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our ability to advance our product candidates into drugs, and the successful completion of clinical trials;

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the approval, commercialization, pricing and reimbursement of our product candidates;

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the competitive landscape and size of the market opportunity for our product candidates, including our estimates of the number of patients who suffer from the diseases we are targeting;

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estimates of our costs, expenses, future revenues, capital expenditures and our needs for additional financing;

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our ability to attract and retain senior management and key employees;

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our future business development, financial condition and results of operations;

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future developments, trends, conditions and competitive landscape in the industry and markets in which we operate;

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our strategies, plans, objectives and goals and our ability to successfully implement these strategies, plans, objectives and goals;

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costs associated with enforcing or defending against intellectual property infringement, misappropriation or violation, product liability and other claims;

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our ability to establish and maintain collaborations or licensing agreements;

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our ability to identify and integrate new product candidates, technologies and/or suitable acquisition targets;

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our ability to effectively manage our growth;

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changes to regulatory and operating conditions in our industry and markets; and

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the potential impact of COVID-19 and other epidemics on our current and future business development, financial condition and results of operations.

The “Risk Factors” section of this prospectus supplement, the accompanying prospectus, and our Annual Reports on Form 20-F and reports on Form 6-K filed with the SEC and incorporated by reference into this prospectus supplement or the accompanying prospectus discusses the principal contingencies and uncertainties to which we believe we are subject, which should be considered in evaluating any forward- looking statements contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use, and in the documents incorporated by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our ADSs and Warrants. You should carefully read and consider this entire prospectus supplement, the accompanying prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus supplement, including the financial statements and “Risk Factors” starting on page S-13 of this prospectus supplement, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.
Our Business
Overview
We are a clinical stage biopharmaceutical drug development company focused on advancing novel therapeutics targeting retinal degenerative eye diseases which have significant unmet medical needs such as (i) atrophic age-related macular degeneration, or AMD, commonly known as Geographic Atrophy, or GA, in advanced dry AMD, and (ii) autosomal recessive Stargardt disease type 1, or STGD1, both of which cause progressive loss of vision leading to permanent blindness. Our drug development pipeline also includes a small molecule, orally administered compound which is intended for the treatment of metabolic diseases such as non-alcoholic fatty liver disease, or NAFLD, nonalcoholic steatohepatitis, or NASH, type 2 diabetes, or T2D, and gout.
Tinlarebant (LBS-008)
Our lead product candidate, Tinlarebant (a/k/a LBS-008), is an orally administered, once-a-day tablet intended as an early intervention for maintaining the health and integrity of retinal tissues in STGD1 and GA patients. Currently, there are no FDA approved treatments for STGD1 and no approved orally administered treatments for GA. Therefore, if approved, Tinlarebant would be a novel oral therapeutic addressing an unmet medical need in both STGD1 and GA.
In both STGD1 and GA, the accumulation of bisretinoid toxins has been implicated in progression of retinal disease. Bisretinoids are derived from circulating retinol. As a result, it is hypothesized that reduction of retinol delivery to the eye may reduce bisretinoid accumulation and slow disease progression in STGD1 and GA patients.
The sole carrier protein for delivery of retinol to the eye is serum retinol binding protein 4, or RBP4. Developed from our RBP4 intellectual property portfolio, or RBP4 IP Portfolio, Tinlarebant was designed to be a potent and reversible RBP4 antagonist. As an RBP4 antagonist, Tinlarebant reduces the amount of retinol entering the visual cycle thereby reducing the formation of bisretinoid toxins, which will ultimately preserve the health of the retina. We hold a worldwide exclusive license of the RBP4 IP Portfolio from Columbia University, which contains disclosure directed to over 400 structurally distinct RBP4 antagonists under patent protection in major pharmaceutical markets worldwide, including the United States, the European Union, China, Australia, Japan, South Korea and India.
Tinlarebant was designed to target RBP4 as a means to sustain reduced retinol delivery to the eye and reduce the accumulation of bisretinoids in ocular tissue. Our available data suggest that this therapeutic approach could potentially slow disease progression and vision loss in patients affected with STGD1, which shares strong pathophysiologic similarities with GA. In clinical trials, Tinlarebant has demonstrated a target specificity and potency that we believe could be clinically meaningful for STGD1 and GA patients.
Besides the ongoing Phase 3 clinical trial named “DRAGON” in adolescent STGD1 patients and Phase 3 clinical trial named “PHOENIX” in GA patients, we recently completed the submission to the Pharmaceuticals and Medical Devices Agency (PMDA), FDA, and Medicines and Healthcare products Regulatory Agency (MHRA) to initiate a clinical trial of Tinlarebant in adolescent STGD1 in Japan, the United States and the United Kingdom (“DRAGON II”). The DRAGON II trial is a combination of

Phase 1b open-label study to evaluate the pharmacokinetics and pharmacodynamics of Tinlarebant in Japanese adolescent STGD1 subjects and a Phase 2/3, global, multi-center, double-masked, placebo-controlled, randomized study designed to evaluate the efficacy, safety and tolerability of Tinlarebant in adolescent STGD1 subjects. Approximately 60 subjects, aged 12 to 20 years old, including approximately 10 Japanese subjects, are targeted for enrollment in the Phase 2/3 portion of the trial with a 1:1 randomization (tinlarebant:placebo). The data from Japanese subjects is intended to facilitate future NDA applications in Japan.
LBS-009
LBS-009 is an anti-RBP4 oral therapy targeting liver disease, including NAFLD, NASH, and T2D. NAFLD occurs when an excess accumulation of fat damages the liver. Based on the data published by the Population Division of United Nations, we believe it is estimated that approximately 1.8 billion adult patients suffer from NAFLD worldwide. Over time, liver damage and the associated inflammation can lead to the development of NASH, which impacts an estimate of more than 9 million adult patients in the United States alone as of 2021. As the disease progresses, it can lead to cirrhosis and eventually, complete liver failure. NAFLD and NASH are a growing unmet need for which no FDA-approved treatments are currently available.
T2D is a chronic disease that occurs when the body cannot effectively use insulin, the hormone that regulates blood sugar levels. The health impact of T2D is profound, potentially causing damage to the eyes, heart, blood vessels, kidneys, and nerves. According to International Diabetes Federation, T2D is on the rise, with approximately 536 million adult patients globally in 2021.
LBS-009 is a small molecule designed to compete with retinol for RBP4 binding. When bound to LBS-009, RBP4 can no longer form a large molecular weight complex with transthyretin, or TTR. Consequently, the RBP4/LBS-009 complex can be removed from circulation by renal filtration. We believe that modulating RBP4 concentrations systemically with LBS-009 has a significant therapeutic potential for treating patients suffering from metabolically associated diseases, including NAFLD, NASH and T2D.
LBS-009 is currently in preclinical development.
Organizational Structure
The following diagram illustrates our corporate structure as of the date of this prospectus supplement:

Cash Transfers and Dividend Distribution
Our cash is primarily held by our holding company, Belite. Belite is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries through capital contributions or loans, and there are currently no restrictions on transferring funds between our Cayman Islands holding company and subsidiaries in the United States, Australia and Hong Kong. Our ability to make loans and additional capital contribution to our PRC subsidiary may be restricted by PRC law.
In the normal course of our business, Belite evaluates the financial condition and capital needs of our subsidiaries periodically and provides funding for their operations via equity investments and intercompany loans.
Our subsidiaries outside of mainland China are permitted, under the respective laws of the United States, Australia and Hong Kong, to provide funding to Belite through dividend distribution without restrictions on the amount of the funds. Our PRC subsidiary generates no revenue as of the date of this prospectus supplement, but should it generate revenue in the future, its ability to distribute dividends to us will be limited by foreign exchange restrictions. In addition, restrictions on currency exchanges in China may limit our ability to freely convert Renminbi to fund any future business activities outside China or other payments in U.S. dollars, and capital control measures imposed by the Chinese government may limit our ability to use capital from our PRC subsidiary for business purposes outside of China. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, cannot be made in currencies other than Renminbi without complying with certain procedural requirements of the State Administration of Foreign Exchange, or SAFE. Specifically, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into another currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in currencies other than Renminbi. As a result, we may need to obtain SAFE approval or registration to use cash generated from the operations of our PRC subsidiary to pay off its debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. On the other hand, the PRC Enterprise Tax Law (EIT Law) and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated. As of the date of this prospectus supplement, we have not received nor do we have any present plan to receive dividends paid by our United States, Australia, Hong Kong and PRC subsidiaries.
As of the date of this prospectus supplement, we have not adopted any specific cash management policies and procedures in relation to how funds are transferred within/through our group. Our management monitors the cash position of each entity within our group regularly, and prepares budgets for our subsidiaries on a monthly basis. In the event that there is a need for cash or a potential short-term cashflow shortages, it would be reported to our chief financial officer and, subject to the approval by our board of directors, we will enter into an intercompany loan arrangement for relevant subsidiary.
Our Board of Directors has discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, subject to the provisions in our articles of association, our shareholders may by ordinary resolution declare a dividend not exceeding the amount recommended by our Board of Directors. As of the date of this prospectus supplement, we have not paid and do not have any present plan to declare or pay any dividends in the foreseeable future. We currently intend to retain most of our available funds and any future earnings to fund the development and growth of our business.
Summary of Risk Factors Relating to Our Business
An investment in our ADSs and Warrants is subject to a number of risks that if realized could materially affect our business, financial condition, results of operations, cash flows and access to liquidity. Investors should carefully consider all of the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment in the ADSs and Warrants. The following list summarizes some, but not all, of these risks. Please read the information in the section entitled “Risk Factors” in this prospectus supplement and in our most recent Annual Report on Form 20-F for a more thorough description of these and other risks.
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Our business is highly dependent on the success of our lead product candidate, Tinlarebant (a/k/a LBS-008). If we are unable to develop, obtain marketing approval for or successfully commercialize Tinlarebant, either alone or through a collaboration, or if we experience significant delays in doing so, our business could be harmed;

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All of our product candidates (i.e. Tinlarebant and LBS-009) are in clinical or preclinical development. If we are unable to complete clinical development and obtain regulatory approval to ultimately commercialize our product candidates, or if we experience significant delays in doing so, our business, financial condition, results of operations and prospects will be materially harmed;

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We have recorded net cash outflow from operating activities since our inception and will need to obtain additional financing to fund our operations. If we are unable to obtain such financing, we may be unable to complete the development and commercialization of our product candidates;

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We have a limited operating history and no history of commercializing pharmaceutical products, which may make it difficult to evaluate the prospects for our future viability;

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The regulatory approval processes of the FDA, the TGA, the NMPA, the EMA and other comparable regulatory authorities are time-consuming and may evolve over time, and if we are ultimately unable to obtain regulatory approval for our product candidates, our business will be substantially harmed;

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All material aspects of the research, development, manufacturing and commercialization of pharmaceutical products are heavily regulated;

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If we are unable to obtain and maintain patent and other intellectual property protection for our product candidates, or if the scope of such intellectual property rights obtained is not sufficiently broad, third parties could develop and commercialize products and technologies similar or identical to ours and compete directly against us, and our ability to successfully commercialize any product or technology may be adversely affected;

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We depend on intellectual property licensed from third parties, and our current and future licensors may not always act in our best interest. If we fail to comply with our obligations under our intellectual property licenses, if the licenses are terminated or if disputes regarding these licenses arise, we could lose significant rights that are important to our business;

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If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the market price of our ADSs may be materially and adversely affected;

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Our future success depends on our ability to attract, retain and motivate senior management and qualified scientific employees;

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As we rely on third parties to conduct our preclinical studies, clinical trials, contract manufacture drug substances and drug products, and provide other important services related to product development, regulatory submissions, and commercialization, if we lose our relationships with these third parties or if they do not successfully carry out their contractual duties, comply with applicable laws, or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product candidates and our business could be substantially harmed;

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We expect to seek to establish collaborations and, if we are not able to establish them on commercially reasonable terms, we may have to alter our development and commercialization plans; and

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As a result of our principal shareholder, Lin Bioscience International Ltd.’s significant share ownership position in us, it is able to influence corporate matters and a conflict of interest may arise between our principal shareholder and us.

Implications of Being an Emerging Growth Company
We are an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. Pursuant to the JOBS Act, we have elected to take advantage of the benefits of this extended transition period for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.
We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (b) December 31, 2027; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non- convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of the ADSs that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.
Implications of Being a Foreign Private Issuer
We report under the Exchange Act as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
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the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

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the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

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the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.
Implications of being a Controlled Company
We are a “controlled company” as defined under the Nasdaq Stock Market Rules, because one of our shareholders holds more than 50% of our voting power. As a result, for so long as we remain a controlled company as defined under that rule, we are exempt from, and our shareholders generally are not provided with the benefits of, some of the Nasdaq Stock Market corporate governance requirements, including that:
•
a majority of our board of directors must be independent directors;

•
our compensation committee must be composed entirely of independent directors; and

•
our corporate governance and nomination committee must be composed entirely of independent directors.

As of the date of this prospectus supplement, three of our seven directors were independent and the remaining four directors, including our chief executive officer and chief financial officer, were appointed by our controlling shareholder.

Corporate Information
Belite Bio, Inc was incorporated in the Cayman Islands on March 27, 2018 as an exempted company with limited liability. Our legal name is Belite Bio, Inc and our commercial name is Belite Bio. We are engaged in research and development of novel therapeutics targeting significant unmet needs. The address of our registered office in Cayman Islands is located at the Office of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our principal executive offices are located at 12750 High Bluff Drive Suite 475, San Diego, CA 92130. Our telephone number at that address is +1-858-246-6240.
Our website address is belitebio.com. Our website and the information contained on our website do not constitute a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711.

THE OFFERING
ADSs offered by us
651,380 ADSs, each representing one ordinary share, par value US$0.0001 per share.
Warrants offered by us
Warrants to purchase 651,380 of our ordinary shares represented by ADSs. Each Warrant will have an exercise price of $44.14 per ADS, will be exercisable commencing on the date of issuance and will expire five years from the date of issuance. For additional information regarding the Warrants, see “Description of the Warrants” beginning on page S-17 of this prospectus supplement.
The ADSs
Each ADS represents one ordinary share. The ADSs initially will be delivered by Deutsche Bank Trust Company Americas, as depositary (the “Depositary”).
The Depositary, as depositary, or its nominee, will be the holder of the ordinary shares underlying your ADSs and you will have rights as provided in the Deposit Agreement, dated as of April 28, 2022, among us, the Depositary and all owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”).
Subject to the terms of the Deposit Agreement and in compliance with the relevant requirements set out in the accompanying prospectus, you may turn in your ADSs to the Depositary for cancellation and withdrawal of the ordinary shares underlying your ADSs.
The Depositary will charge you fees for such cancellations pursuant to the Deposit Agreement.
You should carefully read the “Description of American Depositary Shares” section of the accompanying prospectus and the Deposit Agreement to better understand the terms of the ADSs.
ADSs to be outstanding after this offering
30,398,702 ADSs or 31,050,082 ADSs if the Warrants offered in this offering are exercised in full.
Offering price
The offering price is $38.38 per ADS and Warrant
Use of proceeds
We estimate that the net proceeds to us from this offering will be approximately $25 million, assuming that none of the Warrants issued in this offering is exercised. We cannot predict when or if the Warrants will be exercised. It is possible that the Warrants may expire and may never be exercised.
We intend to use the net proceeds from this offering for our clinical trials and further clinical development of Tinlarebant, funding our research and development of our other pipeline products and for working capital and other general corporate purposes.
See “Use of Proceeds” for more information.
Lock-up
We have agreed with the investor that (i) for a period of 45 days after the closing of this offering, not to issue ADSs or Ordinary Shares or file registration statements, and (ii) for a period of 90 days after the closing of this offering, not to effect certain variable rate transactions (including, but not limited to, equity lines of credit or at-the-market offerings), subject to certain exceptions.

Listing
The ADSs are listed on the Nasdaq Capital Market under the symbol “BLTE”. The Warrants will not be listed or quoted on any securities exchange.
Risk factors
Before deciding to invest in the ADSs and Warrants, you should carefully consider the risks related to our business, the offering and our securities. See “Risk Factors” beginning on page S-13 of this prospectus supplement, the accompanying prospectus and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Depositary
Deutsche Bank Trust Company Americas
The number of ADSs to be outstanding immediately after this offering as shown above is based on 29,747,322 ADSs outstanding as of February 29, 2024 and excludes the following as of that date:
•
4,284,421 ordinary shares subject to options outstanding under the Company’s 2020 Amended and Restated Share Incentive Plan and 2022 Performance Incentive Plan, with a weighted average exercise price of $6.8271;

•
1,212,258 ordinary shares available for grant under the Company’s 2022 Performance Incentive Plan; and

•
any ordinary shares underlying the ADSs issuable upon exercise of the Warrants sold in this offering, which are registered on the registration statement of which this prospectus forms a part.

Unless otherwise indicated, all information contained in this prospectus supplement assumes (i) no exercise of the outstanding options described above; and (ii) no exercise of the Warrants issued in this offering.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the section titled “Risk Factors” in our most recent Annual Report on Form 20-F and any subsequent Annual Report on Form 20-F or reports on Form 6-K we file after the date of this prospectus supplement, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
Risks Related to the Offering
The market price of the ADSs has been and will likely continue to be volatile and you could lose all or part of your investment.
The market price of the ADSs has been and may continue to be highly volatile and could be subject to large fluctuations in response to the risk factors discussed in this section, and others beyond our control, including the following:
•
unacceptable toxicity findings in animals or humans;

•
lack of efficacy in human trials;

•
announcements of technological innovations by us and our competitors;

•
new products introduced or announced by us or our competitors;

•
changes in financial estimates by securities analysts;

•
actual or anticipated variations in operating results;

•
expiration or termination of licenses, research contracts or other collaboration agreements;

•
conditions or trends in the regulatory climate in the biotechnology and pharmaceutical industries;

•
changes in the market values of similar companies;

•
the liquidity of any market for our securities; and

•
additional sales by us of our securities.

In addition, equity markets in general and the market for biotechnology and life sciences companies in particular, have experienced substantial price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the companies traded in those markets. Further changes in economic conditions in the United States, EU, or globally, could impact our ability to grow profitably. Adverse economic changes are outside our control and may result in material adverse effects on our business or results of operations. These broad market and industry factors may materially affect the market price of the ADSs regardless of our development and operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. Such litigation, if instituted against us, could cause us to incur substantial costs and divert management’s attention and resources.
We will have broad discretion in how to use the net proceeds of this offering, and we may not use these proceeds in a manner desired by our investors.
We will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. Our needs may change as the business and the industry that we address evolves. As a result, the proceeds to be received in this offering may be used in a manner significantly different from our current expectations. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.
If you purchase ADSs and Warrants in this offering, you will experience immediate dilution in the book value per ADS you purchase.
The offering price per ADS and Warrant in this offering exceeds the net tangible book value per ADS outstanding prior to this offering. Based on offering price of $38.38 per ADS and Warrant, you will experience immediate dilution of $34.30 per ADS, representing the difference between our as adjusted net tangible book value per ADS as of February 29, 2024, after giving effect to this offering and the offering price. If the holders of outstanding options exercise those options at prices below the price you pay, you will experience further dilution. For additional information on the dilution that you will experience immediately after this offering, see “Dilution.”
The ADSs sold in this offering will be freely tradable, which could cause the price of the ADSs to decline.
All of the ADSs sold in the offering will be freely tradable without restriction or further registration under the Securities Act. These sales, and any future sales of a substantial number of ADSs in the public market, or the perception that such sales may occur, may cause the market price of the ADSs to decline. This could make it more difficult for you to sell your ADSs at a time and price that you deem appropriate and could impair our ability to raise capital through the sale of additional equity securities.
You may experience future dilution as a result of future equity offerings.
To raise additional capital, we may in the future offer additional ADSs, ordinary shares or other securities convertible into or exchangeable for the ADSs or our ordinary shares at prices that may not be the same as the price per ADS in this offering. We may sell ADSs, ordinary shares or other securities in any other offering at a price that is less than the price paid by investors in this offering, and investors purchasing ADSs or other securities in the future could have rights superior to the rights of ADS or Warrant holders. The price at which we sell additional ADSs, ordinary shares or securities convertible or exchangeable into ADSs or ordinary shares, in future transactions may be higher or lower than the price per ADS and Warrant paid by investors in this offering.
We may be classified as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our ADSs, Warrants or ordinary shares.
Based on current estimates of our gross income and the value of our gross assets (including goodwill) and the manner in which we conduct our business, we expect that we may be a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for the current taxable year. However, because PFIC status depends on the composition of a company’s income and assets and the market value of its assets from time to time, there can be no assurance that we will not be a PFIC for any taxable year.
A non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (after taking into account the income and assets of subsidiaries in which it owns at least a 25% interest by value), (i) at least 75% of its gross income is “passive” income, such as interest and income from financial investments (the “income test”) or (ii) at least 50% of the average value of its assets (generally determined on a quarterly basis) consists of assets that produce or are held to produce passive income (the “asset test”). For purposes of the asset test, any cash and cash equivalents (such as bank deposits) will count as passive assets, and goodwill should be treated as an active asset to the extent associated with activities that produce or intended to produce active income. In determining the average percentage value of our gross assets, the aggregate value of our assets will generally be deemed to be equal to our market capitalization (determined by the sum of the aggregate value of our outstanding equity) plus our liabilities. For instance, we could be a PFIC for any future taxable year if our market capitalization were to decrease significantly while we hold substantial cash and cash equivalents, or if the gross income that we and our subsidiaries earn from investing the portion of cash raised in our public offering is substantial in comparison with the gross income from our business operation.

If we were treated as a PFIC for any taxable year, then U.S. investors could be subject to adverse U.S. federal income tax consequences (regardless of whether we continue to be a PFIC), including increased tax liability on disposition gains and certain “excess distributions” and additional reporting requirements.
Because we believe we may be a PFIC for the current taxable year, we expect to provide information necessary for our shareholders to make a qualified electing fund election (“QEF Election”) with respect to us for the current taxable year on our website (https://belitebio.com/). A U.S. investor that makes a QEF Election with respect to our shares is required to include a pro rata share of our income on a current basis, whether or not we make distributions. We will endeavor to provide to you, for each taxable year that we are or may be a PFIC, a PFIC Annual Information Statement containing information necessary for you to make a QEF Election with respect to us. Alternatively, a U.S. investor may be able to make a mark-to-market election, assuming that our shares constitute “marketable” securities under the Code, which generally avoids the adverse consequences of PFIC status discussed above, but would require a U.S. investor to annually report as ordinary income any increase in value of our shares during the year (as well as generally allowing deductions for any decrease in the value of our shares).
Further, if we are determined to be a PFIC, U.S. investors will generally be treated as owning a proportionate amount (by value) of shares owned by us in any of our direct or indirect subsidiaries that are also PFICs, each a lower-tier PFIC, and will be subject to similar adverse rules with respect to distributions from, or dispositions of, such lower-tier PFICs, in each case as if such U.S. investor held such shares directly (even if such U.S. investor does not receive the proceeds of such distributions or dispositions directly). We will endeavor to cause any lower-tier PFIC to provide to a U.S. investor the information that may be required to make or maintain a QEF Election with respect to the lower-tier PFIC. However, there can be no assurance we will have timely knowledge of the status of any such lower-tier PFIC.
U.S. investors should consult their tax advisors regarding our PFIC status for any taxable year and the potential application of the PFIC rules to an investment in our ADSs, Warrants or ordinary shares including the availability and the advisability of making a QEF Election or a mark-to-market election with respect to us, and the application of the PFIC rules to any of our subsidiaries. See “Material Tax Considerations —  United States Federal Income Tax Considerations — Passive Foreign Investment Company” for further information.
Risks Related to the Warrants
There can be no assurance that the market price of the ADSs will ever equal or exceed the exercise price of the Warrants and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.
The Warrants issued in this offering will be immediately exercisable and expire on the five-year anniversary of issuance. The Warrants will have an initial exercise price equal to $44.14 per ADS. In the event that our ADSs do not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value.
There is no public market for the Warrants being offered in this offering.
There is no established trading market for the Warrants to be sold in this offering, and we do not plan on applying to list the Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. Accordingly, we do not expect an active market for the Warrants to develop or be sustained and it may be difficult for you to sell your Warrants at the time you wish to sell them, at a price that is attractive to you, or at all.
Holders of our Warrants will have no rights as holders of ADSs or our ordinary shares until they acquire such ADSs and underlying ordinary shares.
Until investors acquire our ADSs and underlying ordinary shares upon exercise of the Warrants, they will have no rights with respect to our ADSs or ordinary shares. Upon exercise of the Warrants, holders will be entitled to exercise the rights of a holder of our ADSs only as to matters for which the record date occurs after the exercise date.

USE OF PROCEEDS
We estimate that we will receive net proceeds of approximately $25 million, based on the offering price of $38.38 per ADS and Warrant and estimated offering expenses payable by us, assuming that none of the Warrants issued in this offering is exercised. We cannot predict when or if the Warrants will be exercised. It is possible that the Warrants may expire and may never be exercised.
We intend to use the net proceeds from this offering under this prospectus supplement for our clinical trials and further clinical development of Tinlarebant, funding our research and development of our other pipeline products and for working capital and other general corporate purposes.
The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our development and commercialization efforts, the status of and results from our clinical, non- clinical or pre-clinical trials, whether or not we enter into strategic collaborations or partnerships, and our operating costs and expenditures. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. In addition, while we have not entered into any outstanding binding agreements or commitments relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures, and other strategic transactions.

DESCRIPTION OF THE WARRANTS
The following is a summary of the material terms and provisions of the Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Warrant, which was filed with the SEC on April 26, 2024 as Exhibit 4.1 to a report on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.
Duration and Exercise Price.   The Warrants offered hereby will have an exercise price of $44.14 per ADS and will expire on the five-year anniversary of the date of issuance. The exercise price and number of ADS issuable upon exercise of the Warrants are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our ordinary shares or ADSs.
Exercisability.   The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise as discussed below).
Exercise Limitations.   We may not effect the exercise of any Warrant, and a holder will not be entitled to exercise any portion of any Warrant that, upon giving effect to such exercise, would cause the aggregate number of ADSs beneficially owned by such holder (together with its affiliates) to exceed 9.99%.
Cashless Exercise.   If, at the time a holder exercises its Warrants a registration statement registering the issuance of the ADSs underlying such Warrants under the Securities Act is not then effective or available for the issuance of such ADSs, or the prospectus contained therein is not available for the issuance of such ADSs, then in lieu of making the cash payment to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ADSs determined according to a formula set forth in the Warrant.
Transferability.   Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.
Trading Market.   There is no established trading market for any of the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.
Rights as a Shareholder.   Except as otherwise provided in the Warrants or by virtue of the holders’ ownership of our ADSs, the holders of Warrants do not have the rights or privileges of the holders of our ADSs, including any voting rights, until such Warrant holders exercise their Warrants.
Fundamental Transaction.   In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares or ADSs, or any person or group becoming the beneficial owner of 50% of the voting power of the equity of the Company, the holders of the Warrants will be entitled to receive, upon exercise of the Warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the Warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Warrants. In the event of a change of control that is approved by the Company’s board of directors, the holders of the Warrants shall be entitled to receive from the Company or any successor entity, as of the date of consummation of the change of control the same type or form of consideration (and in the same proportion), at the Black Scholes Value (as defined in the Warrants) of the unexercised portion of the Warrant, that is being offered and paid to the holders of ordinary shares or ADSs of the Company in connection with the change of control, whether that consideration be in the form of cash, shares, or any combination thereof, or whether the holders of ordinary shares or ADSs are given the choice to receive from among alternative forms of consideration in connection with the change of control.

CAPITALIZATION
The following table sets forth our capitalization as of February 29, 2024:
•
on an actual basis; and

•
on an as adjusted basis to give effect to our issuance and sale of ADSs and accompanying Warrants in this offering, after deducting estimated offering expenses payable by us in connection with this offering.

The information set forth in the following table should be read in conjunction with and is qualified in its entirety by reference to the audited and unaudited financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.
	As of February 29, 2024
	Actual	As Adjusted
	$’000	$’000
Shareholders’ equity
Share capital	3	3
Additional paid-in capital	174,717	199,554
Accumulated other comprehensive loss	(476)	(476)
Accumulated losses	(75,025)	(75,025)
Total shareholders’ equity	99,219	124,056
Total capitalization	99,219	124,056
The above discussion and table are based on 29,747,322 ADSs outstanding as of February 29, 2024 and excludes the following as of that date:
•
4,284,421 ordinary shares subject to options outstanding under the Company’s 2020 Amended and Restated Share Incentive Plan and 2022 Performance Incentive Plan, with a weighted average exercise price of $6.8271;

•
1,212,258 ordinary shares available for grant under the Company’s 2022 Performance Incentive Plan; and

•
any ordinary shares underlying the ADSs issuable upon exercise of the Warrants sold in this offering, which are registered on the registration statement of which this prospectus forms a part.

DILUTION
If you invest in the ADSs and Warrants in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per ADS and Warrant and the as adjusted net tangible book value per ADS after this offering.
The net tangible book value per ADS is calculated by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of ADSs outstanding. Our net tangible book value as of February 29, 2024 was $99.2 million, or $3.34 per ADS.
After giving effect to the sale of ADSs and Warrants in this offering at the offering price of $38.38 per ADS and Warrant, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of February 29, 2024 would have been approximately $124.10 million, or $4.08 per ADS. This amount would represent an immediate increase in the net tangible book value of $0.74 per ADS to our existing securityholders and an immediate dilution in net tangible book value of $34.30 per ADS to investors purchasing ADSs and Warrants in this offering, as illustrated by the following table:
Offering price per ADS and Warrant		$38.38
Net tangible book value per ADS as of February 29, 2024	$3.34
Increase in net tangible book value per ADS attributable to this offering	$0.74
As adjusted net tangible book value per ADS after this offering		$4.08
Net dilution per ADS to new investors purchasing the ADSs and Warrants in this offering		$34.30
The number of ADSs to be outstanding immediately after this offering as shown above is based on 29,747,322 ADSs outstanding as of February 29, 2024 and excludes the following as of that date:
•
4,284,421 ordinary shares subject to options outstanding under the Company’s 2020 Amended and Restated Share Incentive Plan and 2022 Performance Incentive Plan, with a weighted average exercise price of $6.8271;

•
1,212,258 ordinary shares available for grant under the Company’s 2022 Performance Incentive Plan; and

•
any ordinary shares underlying the ADSs issuable upon exercise of the Warrants sold in this offering, which are registered on the registration statement of which this prospectus forms a part.

To the extent that outstanding options and Warrants are exercised or granted, investors purchasing our securities in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our securityholders.

MATERIAL TAX CONSIDERATIONS
The following summary of Cayman Islands and U.S. federal income tax considerations of an investment in the ADSs, ordinary shares or Warrants is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax considerations relating to an investment in the ADSs, ordinary shares or Warrants, such as the tax considerations under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Maples and Calder (Hong Kong) LLP, our Cayman Islands legal counsel.
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.
Payments of dividends and capital in respect of our ordinary shares, ADSs and Warrants will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of dividends or capital to any holder of our ordinary shares, ADSs or Warrants, nor will gains derived from the disposal of our ordinary shares, ADSs or Warrants be subject to Cayman Islands income or corporate tax.
United States Federal Income Tax Considerations
The following discussion is a general discussion of certain U.S. federal income tax considerations relating to the ownership and disposition of our ADSs, Warrants or ordinary shares by U.S. Holders (as defined below) that acquire our ADSs and Warrants in this offering and hold our ADSs and Warrants as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address any aspect of U.S. federal gift or estate tax, alternative minimum tax, the Medicare tax on net investment income, or the state, local or non-U.S. tax consequences of an investment in our ADSs, Warrants or ordinary shares. This discussion is based on the Code, its legislative history, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury Regulations, all as of the date of this prospectus supplement, all of which are subject to change, possibly on a retroactive basis. No ruling has been obtained and no ruling will be requested from the U.S. Internal Revenue Service (the “IRS”), with respect to any of the U.S. federal income tax consequences described below, and as a result, there can be no assurance that the IRS will not disagree with or challenge any of the statements provided below. This discussion does not address the tax consequences to a U.S. Holder under the laws of any state, local or foreign taxing jurisdiction, estate tax consequences, alternative minimum tax consequences, the potential application of the Medicare contribution tax on net investment income, and tax consequences applicable to U.S. Holders subject to special rules, as discussed below.
This discussion is not a complete description of all tax considerations that may be relevant to particular investors in light of their individual circumstances or investors subject to special tax rules, such as:
•
brokers or dealers in securities or currencies;

•
mutual funds and pension plans;

•
traders in securities that elect to use a mark-to-market method of tax accounting for securities holdings;

•
banks or certain financial institutions;

•
insurance companies;

•
tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax deferred accounts;

•
S corporations, partnerships or other entities treated as partnerships or other pass-through entities for U.S. federal income tax purposes or persons holding our ADSs, Warrants or ordinary shares through any such entities;

•
regulated investment companies or real estate investment trusts;

•
persons that hold our ADSs, Warrants or ordinary shares as part of a hedge, straddle, constructive sale, conversion transaction or other integrated investment;

•
Corporations that accumulate earnings to avoid U.S. federal income tax;

•
persons whose functional currency for tax purposes is not the U.S. dollar;

•
persons holding our ADSs, Warrants or ordinary shares in connection with a trade or business or permanent establishment outside the United States;

•
U.S. expatriates; or

•
Persons that actually or constructively own 10% or more of (i) the total combined voting power of all classes of our voting stock or (ii) the total value of all classes of our stock (including our ADSs, Warrants or ordinary shares).

Each prospective investor is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of our ADSs, Warrants or ordinary shares.
General
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ADSs, Warrants or ordinary shares that is:
•
an individual citizen or resident of the United States for U.S. federal income tax purposes;

•
a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.

For U.S. federal income tax purposes, income earned through an entity or arrangement classified as a partnership for U.S. federal income tax purposes is attributed to its owners. Accordingly, if a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ADSs, Warrants or ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ADSs, Warrants or ordinary shares and their partners are urged to consult their tax advisors regarding an investment in our ADSs, Warrants or ordinary shares.
For U.S. federal income tax purposes, it is generally expected that a U.S. Holder of ADSs will be treated as the beneficial owner of the underlying shares represented by the ADSs. The remainder of this discussion assumes that a U.S. Holder of our ADSs will be treated in this manner. Accordingly, deposits or withdrawals of ordinary shares for ADSs will generally not be subject to U.S. federal income tax.
Dividends
The following discussion is subject to the discussion under “Passive Foreign Investment Company” below. If we make cash distributions and you are a U.S. Holder, the gross amount of any distributions with respect to your ADSs or ordinary shares (including the amount of any taxes withheld therefrom) will be includible in your gross income on the day you actually or constructively receive such income as dividend income if the distributions are made from our current or accumulated earnings and profits, calculated according to U.S. federal income tax principles. We do not intend to calculate our earnings and profits according to U.S. federal income tax principles. Accordingly, you should expect that distributions on our ADSs or ordinary shares, if any, will generally be treated as dividend income for U.S. federal income tax purposes. Dividends received on our ADSs or ordinary shares will not be eligible for the dividends received deduction generally allowed to U.S. corporations. Dividends received by individuals and certain other non-corporate U.S. Holders may be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) our ADSs or ordinary shares on which the dividends are paid are readily tradeable on an established securities market in the United States, (2) we are neither a PFIC nor treated as such with respect to such a U.S. Holder for the taxable year in which the dividend was paid and the preceding taxable year, and (3) certain holding period requirements are met. We expect our ADSs (but not our ordinary shares), which are listed on the Nasdaq Capital Market, will be considered readily tradeable on an established securities market in the United States, although there can be no assurance in this regard. U.S. Holders should consult their own tax advisors regarding the potential availability of the reduced dividend tax rate in respect of our ADSs and ordinary shares.
Dividends paid on our ADSs or ordinary shares, if any, will generally be treated as income from foreign sources and will generally constitute passive category income for U.S. foreign tax credit purposes. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any nonrefundable non-U.S. withholding taxes imposed on dividends received on our ADSs or ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign taxes withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.
Sale or Other Disposition
The following discussion is subject to the discussion under “Passive Foreign Investment Company” below. A U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of our ADSs, Warrants or ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ADSs, Warrants or ordinary shares. The holder’s adjusted tax basis will generally equal the amount the holder paid (including the offering price for the ADS, Warrants or ordinary shares and trading fee, transaction levy and brokerage fee paid in connection with such purchase). Any gain or loss the U.S. Holder recognizes will generally be long-term capital gain or loss if the ADSs, Warrants or ordinary shares have been held for more than one year and will generally be U.S.- source gain or loss for U.S. foreign tax credit purposes. Long-term capital gain of individuals and certain other non-corporate U.S. Holders will generally be eligible for a more favorable rate of taxation. The deductibility of a capital loss may be subject to limitations.
U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our ADSs, Warrants or ordinary shares, including the availability of the foreign tax credit under their particular circumstances.
Exercise or Lapse of a Warrant
Except as discussed below with respect to a cashless exercise of a Warrant, a U.S. Holder generally will not recognize gain or loss upon the exercise of the Warrant for cash. An ordinary share or ADS acquired pursuant to the exercise of a Warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the Warrant, increased by the amount paid to exercise the Warrant. The holding period of such share or ADS generally begins on the day after the date of exercise of the Warrant and will not include the period during which the U.S. Holder held the Warrant.
The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S.

Holder’s basis in the ordinary shares or ADSs received upon exercise of a Warrant would equal the holder’s basis in the Warrant. If the cashless exercise were not treated as a gain realization event, a U.S. Holder’s holding period in the ordinary shares or ADSs received upon exercise of a Warrant would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares or ADSs received upon exercise of a Warrant would include the holding period of the Warrant.
It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder would recognize gain or loss with respect to the portion of the exercised warrants treated as surrendered to pay the exercise price of the Warrants (the “Surrendered Warrants”). The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Surrendered Warrants and the U.S. Holder’s tax basis in such Warrants. In this case, a U.S. Holder’s tax basis in the ordinary shares or ADSs received upon exercise of a Warrant would equal the sum of the fair market value of the Surrendered Warrants and the U.S. Holder’s tax basis in the Warrants exercised (except for any such tax basis allocable to the Surrendered Warrants). A U.S. Holder’s holding period for the ordinary shares or ADSs received upon exercise of a Warrant would commence on the date following the date of exercise (or possibly the date of exercise) of the Warrant.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.
If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of the exercise of a Warrant, including with respect to whether the exercise is a taxable event, and their holding period and tax basis in the ordinary shares or ADSs received.
Passive Foreign Investment Company
If we were classified as a PFIC for any taxable year during which a U.S. Holder holds our ADSs, Warrants or ordinary shares, the U.S. Holder would generally be subject to adverse U.S. tax consequences, in the form of increased tax liabilities (unless certain elections described below are timely made) and special U.S. tax reporting requirements.
A non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (after taking into account the income and assets of subsidiaries in which it owns at least a 25% interest by value), (i) at least 75% of its gross income is “passive” income, such as interest and income from financial investments (the “income test”) or (ii) at least 50% of the average value of its assets (generally determined on a quarterly basis) consists of assets that produce or are held to produce passive income (the “asset test”). For purposes of making a PFIC determination, the non-U.S. corporation will be treated as owning its proportionate share of the assets and earning its proportionate share of the gross income of any other corporation of which it is, directly or indirectly, a 25% or greater shareholder (by value). For purposes of the asset test, any cash and cash invested in short-term, interest bearing, debt instruments, or bank deposits that are readily convertible into cash will generally count as producing passive income or held for the production of passive income, and goodwill should be treated as an active asset to the extent that it is associated with activities that produce or are intended to produce active income.
Based on our current estimate of our gross income and of the value of our gross assets (including goodwill) and the manner in which we conduct our business, we expect that we may be a PFIC for the current taxable year. There can, however, be no assurance regarding our PFIC status as PFIC status is tested for each taxable year and will depend on the composition of our assets and income in such taxable year. Furthermore, the application of the PFIC rules is subject to uncertainty in several respects, and there can be no assurance that the IRS will not challenge our application of the PFIC rules. Our counsel expresses no opinion with respect to our expectations contained in this paragraph.
If we are a PFIC for any taxable year during which you held our ADSs, Warrants or ordinary shares, certain adverse U.S. federal income tax rules would apply. You would generally be subject to additional taxes and interest charges on certain “excess distributions” we make on any gain realized on the disposition or deemed disposition of your ADSs, Warrants or ordinary shares, regardless of whether we continue to be a PFIC in the year in which you receive an “excess distribution” or dispose of or are deemed to have disposed of, your ADSs, Warrants or ordinary shares. Distributions in respect of our ADSs, Warrants or ordinary shares during a taxable year in which we are a PFIC would generally constitute “excess distributions” if, in the aggregate, they exceed 125% of the average amount of distributions with respect to your ADSs, Warrants or ordinary shares over the three preceding taxable years or, if shorter, the portion of your holding period before such taxable year.
To compute the tax on “excess distributions” or any gain, (i) the “excess distribution” or the gain would be allocated ratably to each day in your holding period, (ii) the amount allocated to the current year and any tax year prior to the first taxable year in which we were a PFIC would be taxed as ordinary income in the current year, (iii) the amount allocated to other taxable years would be taxable at the highest applicable marginal rate in effect for that year, and (iv) an interest charge at the rate for underpayment of taxes for any period described under (iii) above would be imposed on the resulting tax liability on the portion of the “excess distribution” or gain that is allocated to such period. In addition, if we were a PFIC (or treated as a PFIC with respect to you) for any taxable year in which we make a distribution or the preceding taxable year, such distribution would not qualify for taxation at the more favorable tax rate if we are deemed to be a PRC resident enterprise under PRC tax law, as discussed in the “Dividends” section above.
In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our ADSs or ordinary shares by making a timely QEF Election (or a QEF Election along with a purging election as described below). Pursuant to the QEF Election, a U.S. Holder generally will be required to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends if we are treated as a PFIC for that taxable year. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.
The QEF Election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF Elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. You are urged to consult your own tax advisor regarding the availability and tax consequences of a retroactive QEF Election under your particular circumstances.
In order to comply with the requirements of a QEF Election, a U.S. Holder must receive a PFIC annual information statement from us. Because we believe we may be a PFIC for the current taxable year, we expect to provide information necessary for a U.S. Holder to make a QEF Election with respect to us for the current taxable year on our website (https://belitebio.com/), but there can be no assurance that we will timely provide the required information.
If a U.S. Holder has made a QEF Election with respect to our ADSs or ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described below), any gain recognized on the sale of our ADSs or ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, for U.S. federal income tax purposes, U.S. Holders of a QEF generally are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The adjusted tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that we are a PFIC will generally apply for subsequent years to a U.S. Holder who held our securities while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ADSs or ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above with respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any of our taxable years that end within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ADSs or ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder files on a timely filed U.S. federal income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that the U.S. Holder would otherwise recognize if the U.S. Holder had sold our shares for their fair market value on the “qualification date.” The qualification date is the first day of our tax year in which we qualify as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held our shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in our shares by the amount of the gain recognized and will also have a new holding period in the shares for purposes of the PFIC rules.
You might be able to make a “mark-to-market” election with respect to our ADSs, but not our ordinary shares, in order to elect out of the tax treatment discussed above. If you make a valid mark-to- market election, you will include in gross income for each taxable year that we are treated as a PFIC an amount equal to the excess, if any, of the fair market value of your ADSs as of the close of such taxable year over your adjusted basis in such ADSs. You will be permitted a deduction for the excess, if any, of the adjusted basis of your ADSs over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the ADSs included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on any sale or other disposition of the ADSs, will be treated as ordinary income. Ordinary loss treatment also will apply to the deductible portion of any mark-to-market loss on the ADSs, as well as to any loss realized on a sale or disposition of the ADSs, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ADSs. Your basis in your ADSs will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations that are not PFICs generally will apply to distributions by us, except that the favorable rate discussed in the “Dividends” section above that may apply if we are deemed to be a PRC resident enterprise under PRC tax law will not apply to any distribution if we are a PFIC (or treated as a PFIC with respect to you) in the taxable year of the distribution or the preceding taxable year. If a U.S. Holder makes a mark-to-market election in respect of our ADSs and we cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC.
The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. For those purposes, we expect that our ADSs will each be treated as marketable stock upon their listing on the Nasdaq Stock Market, and we expect the exchange will be a qualified exchange for these purposes. We anticipate that our ADSs should qualify as being regularly traded. U.S. Holders of ordinary shares may be able to make a mark-to-market election, but no assurances may be given in this regard and such holders are advised to consult their own tax advisor regarding their eligibility to make such election. Because a mark-to-market election cannot technically be made for equity interests in lower-tier PFICs that we own, if we are a PFIC for any taxable year, a U.S. Holder generally will continue to be subject to the general PFIC rules with respect to the holder’s indirect interest in any investments held by us that are treated as equity interest in a PFIC for U.S. federal income tax purposes. You should consult your tax advisor as to the availability and desirability of a mark-to-market election if we were a PFIC.
Under certain attribution rules, if we were a PFIC for any taxable year in which you hold our ADSs or ordinary shares, you would be deemed to own your proportionate share of lower-tier PFICs, and would be subject to U.S. federal income tax under the PFIC rules described in the preceding paragraphs on (i) a distribution on the shares of a lower-tier PFIC and (ii) a disposition of shares of a lower-tier PFIC, both as if such U.S. Holder directly held the shares of such lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF Election with respect to the lower-tier PFIC. However, there can be no assurance we will have timely knowledge of the status of any such lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. You are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.
If you own (or you are deemed to own) shares in a PFIC during any taxable year, you may be required to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is or has been made) with your U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS. The rules dealing with PFICs and with the QEF Election and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, you should consult your own tax advisor regarding the application of the PFIC rules to your investment in our ADSs, Warrants or ordinary shares and the elections discussed above.
U.S. Information Reporting and Backup Withholding Rules
Dividend payments with respect to our ADSs, Warrants or ordinary shares and the proceeds received on the sale or other disposition of our ADSs, Warrants or ordinary shares may be subject to information reporting to the IRS and may be subject to backup withholding, unless you (i) are a corporation or other exempt recipient or (ii) in the case of backup withholding, provide a correct taxpayer identification number and certify that you are not subject to backup withholding on a duly executed IRS Form W-9 or otherwise establish an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you will be refunded or credited against your U.S. federal income tax liability, provided that the required information is timely provided to the IRS. You are advised to consult with your tax advisors regarding the application of the U.S. information reporting and backup withholding rules to your particular circumstances.
Information Reporting with Respect to Foreign Financial Assets
Individual U.S. Holders (and, under regulations, certain entities) may be subject to certain reporting obligations on IRS Form 8938 (Statement of Specified Foreign Financial Assets) with respect to the ADSs, Warrants or ordinary shares for any taxable year during which the U.S. Holder’s aggregate value of these and certain other “specified foreign financial assets” exceed a threshold amount that varies with the filing status of the individual or entity. This reporting obligation also applies to domestic entities formed or availed of to hold, directly or indirectly, specified foreign financial assets, including the ADSs, Warrants or ordinary shares. Significant penalties can apply if U.S. Holders are required to make this disclosure and fail to do so. Such U.S. Holders who fail to timely furnish the required information may be subject to a penalty. Additionally, if a U.S. Holder does not file the required information, the statute of limitations with respect to tax returns of the U.S. Holder to which the information relates may not close until three years after such information is filed. You should consult your tax advisors regarding your reporting obligations with respect to their ownership and disposition of the securities.
PROSPECTIVE INVESTORS IN OUR ADSS OR ORDINARY SHARES SHOULD CONSULT WITH THEIR OWN TAX ADVISOR REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES RESULTING FROM OWNING OR DISPOSING OUR ADSS OR ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF THE TAX LAWS OF ANY STATE, LOCAL OR NON-US JURISDICTION, INCOME TAX TREATIES AND INCLUDING ESTATE, GIFT AND INHERITANCE LAWS.

PLAN OF DISTRIBUTION
We are selling (i) 651,380 of our ADSs, representing 651,380 of our ordinary shares, par value US$0.0001 per share; and (ii) warrants to purchase an aggregate of 651,380 of our ordinary shares represented by ADSs with an exercise price of $44.14 per ADS, or the Warrants, offered under this prospectus supplement and the accompanying prospectus directly to an institutional investor pursuant a securities purchase agreement dated as of April 25, 2024 (the “Securities Purchase Agreement”). We have entered into the Securities Purchase Agreement directly with the investor which will purchase the ADSs and Warrants in this offering.
We estimate that we will receive net proceeds of approximately $25 million, based on the offering price of $38.38 per ADS and Warrant and estimated offering expenses payable by us, assuming that none of the Warrants issued in this offering is exercised. We cannot predict when or if the Warrants will be exercised. It is possible that the Warrants may expire and may never be exercised.
The ADSs and Warrants were offered directly to the investor without a placement agent, underwriter, broker or dealer.
The representations, warranties and covenants contained in the Securities Purchase Agreement were made solely for the benefit of us and the investor. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between us and the investor and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, our company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Securities Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.
A copy of the Securities Purchase Agreement is attached to as Exhibit 1.1 to Form 6-K as filed on April 26, 2024 and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.
We expect to deliver the ADSs and Warrants being offered pursuant to this prospectus supplement on or about April 29, 2024, subject to satisfaction of certain customary closing conditions.
Lock-up Agreements
We have agreed with the investor that (i) for a period of 45 days after the closing of this offering, not to issue ADSs or ordinary shares for equity fundraising or file registration statements, and (ii) for a period of 90 days after the closing of this offering, not to effect certain variable rate transaction (including but not limited to equity line of credit or at-the-market offering), subject to certain specified exceptions.
Nasdaq Capital Market Listing
Our ADSs are listed on the Nasdaq Capital Market under the symbol “BLTE.” There is no established public trading market for the Warrants, and we do not expect one to develop. We do not intend to apply to list the Warrants on any securities exchange.

LEGAL MATTERS
We are being represented by O’Melveny & Myers LLP with respect to legal matters of U.S. federal securities and New York State law. The validity of our ordinary shares represented by the ADSs and the accompanying Warrants and certain other matters of Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. O’Melveny & Myers LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law.

EXPERTS
The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The office of Marcum Asia CPAs LLP is located at 7 Penn Plaza, Suite 830, New York, NY 10001.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3, including exhibits and schedules, under the Securities Act with respect to the ADSs and Warrants offered hereby. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, do not contain all of the information set forth in the registration statement and its exhibits. For further information with respect to us and the ADSs and Warrants offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. You should review the complete document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.
We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our board members, executive officers, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and consolidated financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF INFORMATION BY REFERENCE
We file annual and special reports and other information with the SEC. These filings contain important information which does not appear in this prospectus supplement. The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus supplement the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus supplement have been sold or de-registered:
•
our Annual Report on Form 20-F (File No. 001-41359) for the fiscal year ended December 31, 2023, filed with the SEC on March 12, 2024;

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the description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on April 20, 2022, and any amendment or report filed with the SEC for the purpose of updating the description;

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with respect to the offering of ADSs under this prospectus, each subsequent annual report on Form 20-F and each report of foreign private issuer on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file with or furnish to the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus; and

•
the information specifically incorporated by reference herein from our reports of foreign private issuer on Form 6-K filed with the SEC on April 25, 2023, May 11, 2023, May 30, 2023, May 31, 2023, June 16, 2023, July 24, 2023, August 9, 2023, November 6, 2023, November 14, 2023, March 12, 2024, (two filings), March 22, 2024, and April 26, 2024.

In addition, any reports on Form 6-K submitted to the SEC prior to the termination of the offering that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus supplement forms a part.
Certain statements in and portions of this prospectus supplement update and replace information in the above-listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus supplement may update and replace statements in and portions of this prospectus supplement or the above-listed documents. In the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.
Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Belite Bio, Inc
12750 High Bluff Drive Suite 475,
San Diego, CA 92130
Tel: +1-858-246-6240
Attention: Chief Financial Officer
.

PROSPECTUS
Up to $300,000,000 of
American Depositary Shares representing Ordinary Shares,
Ordinary Shares, Preferred Shares, Warrants,
Overallotment Purchase Rights, Subscription Rights,
Units, Capital Notes and/or Debt Securities
Belite Bio, Inc
This prospectus relates to the offer and sale by Belite Bio, Inc, a holding company incorporated in the Cayman Islands in March 2018, from time to time of up to $300,000,000 of (i) our American Depositary Shares, or ADSs, each representing one ordinary share, par value $0.0001 per share, ordinary shares, preferred shares, warrants, overallotment purchase rights, subscription rights, units, capital notes and/or debt securities and (ii) our ADSs previously registered pursuant to our registration statement on Form F-3 (File No. 333-271549), which we filed with the SEC on May 1, 2023 and was declared effective by the SEC on May 9, 2023, or the Prior Registration Statement. Pursuant to Rule 429 under the Securities Act of 1933, as amended, or the Securities Act, this prospectus updates the Prior Registration Statement and includes ADSs previously registered by us pursuant to such Prior Registration Statement. We refer to the ADSs, ordinary shares, preferred shares, warrants, overallotment purchase rights, subscription rights, units, capital notes and/or debt securities collectively as “securities” in this prospectus. Any time we offer securities covered by this prospectus, we will provide a prospectus supplement, if required. Any such prospectus supplement will provide specific information about the terms of that offering and may also add, update or change information contained in this prospectus.
We may offer our securities for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. If any underwriters, dealers or agents are involved in the sale of any securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the “Plan of Distribution” and “About this Prospectus” sections for more information.
Our principal executive offices are located at 12750 High Bluff Drive Suite 475, San Diego, CA 92130, and our telephone number is +1-858-246-6240. Our registered address in the Cayman Islands is located at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
You should read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus carefully before you invest in our securities together with additional information described under the heading “Where You Can Find More Information.” Our ADSs are quoted on the Nasdaq Capital Market under the symbol “BLTE.” The closing price of our ADSs, as reported on the Nasdaq Capital Market on May 19, 2023, was $23.02.
Investing in our securities involves risks. We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct operations primarily through our direct and indirect wholly owned subsidiaries established in the US, Australia, Hong Kong and the People’s Republic of China, or the PRC. The securities offered in this prospectus are securities of our Cayman Islands holding company, not of our operating subsidiaries.
We do not have any substantive operations or employees in the PRC at present and the clinical trials in the PRC in connection with our product candidate are conducted via a contract research organization. However, we may still be subject to certain legal and operational risks associated with our clinical trials conducted in the PRC, including those changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations, which may materially and adversely affect our business, financial condition, results of operations and the market price of our securities. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, and could cause the value of our securities to significantly decline or become worthless. Although we are not a China-based issuer, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. Such laws and regulations, including China’s new Data Security Law, Cybersecurity Review Measures, Personal Information Protection Law, and any other future laws and regulations, may require us to incur significant expenses and could materially affect our ability to conduct our business, accept non-PRC investments or list on a U.S. or foreign exchange.
Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the Public Company Accounting Oversight Board (the “PCAOB”), there is no guarantee that future audit reports will be prepared by auditors that are completely inspected by the PCAOB and, as such, our investors may in the future be deprived of such inspections, which could result in limitations or restrictions to our ability to access the U.S. capital markets. Furthermore, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act or the Accelerating Holding Foreign Companies Accountable Act (if enacted) if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely or the SEC identifies us as a Commission-Identified Issuer, and as a result, U.S. national securities exchanges, such as Nasdaq, may determine to delist our securities. The PCAOB currently has access to inspect the working papers of our auditor. Our principal auditor is not headquartered in Mainland China or Hong Kong and was not identified in the Determination Report issued on December 16, 2021 as a firm subject to the PCAOB’s determination.
We are a “controlled company” as defined under the Nasdaq Stock Market Rules. Lin Bioscience International Ltd., our principal shareholder, holds more than 50% of the shareholder voting power of our outstanding share capital, and can exert substantial influence over matters such as electing directors and approving material mergers, acquisitions, strategic collaborations or other business combination transactions. For so long as we remain a controlled company as defined under that rule, we are exempt from, and our shareholders generally are not provided with the benefits of, some of the Nasdaq Stock Market corporate governance requirements, including that our board be comprised of a majority of independent directors.
As a holding company, we may rely on cash dividends, distributions and other transfers from our subsidiaries to make dividend payments. As of the date of this prospectus, there have not been any such dividends or other distributions from our subsidiaries. In addition, none of our subsidiaries have ever issued any dividends or distributions to us or to U.S. investors. See the section titled “Our Company — Cash Transfers and Dividend Distribution” beginning on page 5 of the prospectus.
We are an “emerging growth company” and a “foreign private issuer” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements.
Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under “Risk Factors” on page 11 of this prospectus.
Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus is dated May 30, 2023.

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ABOUT THIS PROSPECTUS
This document is called a prospectus and is part of a registration statement filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this process we may, from time to time, offer and sell, in one or more offerings, up to $300,000,000 of our securities. The offer and sale of our securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”
This prospectus only provides you with a general description of the securities that we may offer. Each time we sell our securities, we will provide a prospectus supplement containing specific information about the offering, if required. Any such prospectus supplement may include a discussion of any risk factors or other special considerations that apply to that offering. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read the registration statement, including exhibits to the registration statement, this prospectus and any prospectus supplement together with additional information incorporated by reference herein and described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
When acquiring any securities described in this prospectus, you should rely only on the information provided in this prospectus and in any applicable prospectus supplement, including the information incorporated by reference. Neither we nor any underwriter, dealer or agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering our securities in any jurisdiction where the offer or sale is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of any such document.
We may sell our securities to underwriters who will sell the securities to the public at a fixed offering price or at varying prices determined at the time of sale. The applicable prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers or agents and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.
When we refer to “Belite,” “we,” “us,” “our,” and the “Company,” we mean Belite Bio, Inc, together with its direct and indirect wholly owned subsidiaries, Belite Bio Holdings Corp., Belite Bio, LLC, RBP4 Pty Ltd, Belite Bio (HK) Limited and Belite Bio (Shanghai) Limited.
All references in this prospectus to “$”, “US$”, “USD”, “U.S. dollars” and “dollars” are to the legal currency of the United States, all references to “AUD” are to the legal currency of Australia and all references to “Renminbi” or “RMB” are to the legal currency of China. Our reporting currency is the U.S. dollar. The functional currency of the Company’s subsidiaries located in the United States and Hong Kong is U.S. dollars. The functional currency of the Company’s subsidiary located in Australia is AUD, and the functional currency of the Company’s subsidiary located in China is RMB. Unless otherwise stated, all translations from AUD to U.S. dollars and from U.S. dollars to AUD in this prospectus are made at a rate of AUD0.6783 to US$1.00, and all translations from RMB to U.S. dollars and from U.S. dollars to RMB in this prospectus are made at the rate of RMB6.964 to US$1.00. We make no representation that any RMB, AUD or U.S. dollar amounts could have been, or could be, converted into U.S. dollars, AUD or RMB, as the case may be, at any particular rate, or at all.
The “Belite Bio” and “倍亮生物” names and logos are our trademarks, trade names and service marks. This prospectus contains additional trademarks, service marks, logos, copyrights and trade names of others, which are the property of their respective owners. All trademarks, service marks, logos, copyrights and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, logos, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Solely for convenience, the trademarks, service marks, logos, copyrights and trade names referred to in this prospectus are without the ® and ™ symbols. Such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks, logos, copyrights and trade names or that the applicable owner will not assert its rights to these trademarks, service marks, logos, copyrights and trade names.

OUR COMPANY
Business Overview
We are a clinical stage biopharmaceutical drug development company focused on advancing novel therapeutics targeting retinal degenerative eye diseases which have significant unmet medical needs such as (i) atrophic age-related macular degeneration (AMD), commonly known as Geographic Atrophy (GA) in advanced dry AMD, and (ii) autosomal recessive Stargardt disease type 1, or STGD1, both of which cause progressive loss of vision leading to permanent blindness. Our drug development pipeline also includes a small molecule, orally administered compound which is intended for the treatment of metabolic diseases such as non-alcoholic fatty liver disease, or NAFLD, nonalcoholic steatohepatitis, or NASH, type 2 diabetes, or T2D, and gout.
Tinlarebant (LBS-008)
Our lead product candidate, Tinlarebant (a/k/a LBS-008), is an orally administered, once-a-day tablet intended as an early intervention for maintaining the health and integrity of retinal tissues in STGD1 and GA patients. STGD1 is a rare monogenetic juvenile-onset macular dystrophy that is characterized by the aberrant and excessive accumulation of toxic vitamin A byproducts known as bisretinoids and cellular debris, or lipofuscin, which precedes the death of retinal tissue and loss of vision. Although an orphan disease, STGD1 is the most common juvenile macular degeneration. Dry AMD is a heterogenous condition that arises from a complex interplay between age, genetics and environmental factors, such as diet and smoking, but has a pathology and course of disease that strongly resembles that of STGD1, particularly in intermediate and advanced stages. Currently, there are no FDA approved treatments for STGD1 and no approved orally administered treatments for GA. Therefore, if approved, Tinlarebant would be a novel oral therapeutic addressing an unmet medical need in both STGD1 and GA.
In both STGD1 and GA, the accumulation of bisretinoid toxins has been implicated in progression of retinal disease. Bisretinoids are cytotoxic byproducts of vitamin A (retinol) derived from circulating retinol. As a result, it is hypothesized that reduction of retinol delivery to the eye may reduce bisretinoid accumulation and slow disease progression in STGD1 and GA patients.
The sole carrier protein for delivery of retinol to the eye is serum retinol binding protein 4, or RBP4. Developed from our RBP4 intellectual property portfolio, or RBP4 IP Portfolio, Tinlarebant was designed to be a potent and reversible RBP4 antagonist. As an RBP4 antagonist, Tinlarebant reduces the amount of retinol entering the visual cycle thereby reducing the formation of bisretinoid toxins which will ultimately preserve the health of the retina. We hold a worldwide exclusive license of the RBP4 IP Portfolio from Columbia University, which contains disclosure directed to over 400 structurally distinct RBP4 antagonists under patent protection in major pharmaceutical markets worldwide, including the United States, the European Union, China, Australia, Japan, South Korea and India.
Tinlarebant was designed to target RBP4 as a means to sustain reduced retinol delivery to the eye and reduce the accumulation of bisretinoids in ocular tissue. Our available data suggest that this therapeutic approach could potentially slow disease progression and vision loss in patients affected with STGD1, which shares strong pathophysiologic similarities with GA. In clinical trials, Tinlarebant has demonstrated a target specificity and potency that we believe could be clinically meaningful for STGD1 and GA patients.
To support the clinical development of Tinlarebant, as of mid-2020, we had completed one Phase 1 single ascending dose, or SAD, study in 40 healthy adult subjects in the U.S., one Phase 1 SAD study in 39 healthy adult subjects and one Phase 1 multiple ascending dose, or MAD, study in 32 healthy adult subjects in Australia. These studies involved 111 healthy adult subjects in total and evaluated the safety, toxicity, pharmacokinetics, or PK, and pharmacodynamics, or PD, of Tinlarebant.
To support the clinical development of Tinlarebant in STGD1, following completion of the foregoing studies, an open-label, dose-finding Phase 1b/2 clinical trial in adolescent STGD1 subjects was initiated in Australia and Taiwan. The study design includes two portions: the Phase 1b portion was a 1-month dose finding study which enrolled 11 adolescent STGD1 subjects; and the Phase 2 portion is a 2-year extension of the Phase 1b portion in which the 11 STGD1 subjects participating in Phase 1b rolled over into the Phase 2 portion. Two additional adolescent STGD1 subjects were enrolled, giving a total of 13 adolescent STGD1 subjects, in the Phase 2 study. The PD data from the Phase 1b portion has shown that during the repeat dosing, Tinlarebant can achieve a sustained mean RBP4 reduction of over 70%, relative to baseline values. The Phase 2 portion of this study is ongoing. We have obtained 6-month, 12-month, and 18-month treatment data which we believe show slowing of lesion growth.
Based on data from the Phase 1b/2 study, we have initiated a Phase 3 clinical trial named “DRAGON” in adolescent STGD1 patients. This study, which is a multi-center, randomized, double masked, placebo controlled study to evaluate the safety and efficacy of Tinlarebant in the treatment of adolescent STGD1 patients, has commenced in the U.S., the United Kingdom, Germany, Netherlands, France, Belgium, Switzerland, China, Hong Kong, Taiwan, and Australia. As of May 19, 2023, we have enrolled 62 subjects for the DRAGON trial.
To support the clinical development of Tinlarebant in GA, in addition to the foregoing Phase 1 studies completed as of mid-2020, we have also recently completed a Phase 1b dose-finding study in healthy adults to determine the appropriate dose for subjects with similar age and body mass index as GA patients. This study was an open-label, parallel, single-dose, clinical trial designed to evaluate the PK and PD of Tinlarebant in healthy subjects aged between 50 to 85. We identified a dose that we believe produces the desired PD effect against RBP4.
We confirmed the clinical trial design of our Phase 3 study in GA patients with the FDA in November 2022. This study is designed to evaluate the safety and efficacy of Tinlarebant in patients with GA associated with dry AMD. Following the IND amendment submitted to FDA in January 2023, we plan to commence enrollment in a Phase 3 study named “PHOENIX” in mid-2023. PHOENIX will be a multi-center, randomized, double-masked, placebo-controlled study to evaluate the safety and efficacy of Tinlarebant in GA subjects.
LBS-009
LBS-009 is an anti-RBP4 oral therapy targeting liver disease, including NAFLD, NASH, and T2D.
NAFLD occurs when an excess accumulation of fat damages the liver. It is estimated that approximately 1.8 billion adult patients suffer from NAFLD worldwide as of 2021. Over time, liver damage and the associated inflammation can lead to the development of NASH, which impacts an estimate of more than 9 million adult patients in the United States alone as of 2021. As the disease progresses, it can lead to cirrhosis and eventually, complete liver failure. NAFLD and NASH are a growing unmet need for which no FDA-approved treatments are currently available.
T2D is a chronic disease that occurs when the body cannot effectively use insulin, the hormone that regulates blood sugar levels. The health impact of T2D is profound, potentially causing damage to the eyes, heart, blood vessels, kidneys, and nerves. T2D is on the rise, with approximately 536 million adult patients globally as of 2021.
LBS-009 is a small molecule designed to compete with retinol for RBP4 binding. When bound to LBS-009, RBP4 can no longer form a large molecular weight complex with transthyretin, or TTR. Without TTR, the RBP4/LBS-009 complex can be removed from circulation by renal filtration. We believe that modulating RBP4 concentrations systemically with LBS-009 has a significant therapeutic potential for treating patients suffering from metabolically associated diseases, including NAFLD, NASH and T2D.
LBS-009 is currently in preclinical development.

Organizational Structure
The following diagram illustrates our corporate structure as of the date of this prospectus:
Cash Transfers and Dividend Distribution
Our cash is primarily held by our holding company, Belite. Belite is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries through capital contributions or loans, and there are currently no restrictions on transferring funds between our Cayman Islands holding company and subsidiaries in the U.S., Australia and Hong Kong. Our ability to make loans and additional capital contribution to our PRC subsidiary may be restricted by PRC law.
In the normal course of our business, Belite evaluates the financial condition and capital needs of our subsidiaries periodically and provides funding for their operations via equity investments and intercompany loans.
Our subsidiaries outside of mainland China are permitted, under the respective laws of the U.S., Australia and Hong Kong, to provide funding to Belite through dividend distribution without restrictions on the amount of the funds. Our PRC subsidiary generates no revenue as of the date of this prospectus, but should it generate revenue in the future, its ability to distribute dividends to us will be limited by foreign exchange restrictions. In addition, restrictions on currency exchanges in China may limit our ability to freely convert Renminbi to fund any future business activities outside China or other payments in U.S. dollars, and capital control measures imposed by the Chinese government may limit our ability to use capital from our PRC subsidiary for business purposes outside of China. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, cannot be made in currencies other than Renminbi without complying with certain procedural requirements of the State Administration of Foreign Exchange, or SAFE. Specifically, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into another currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in currencies other than Renminbi. As a result, we may need to obtain SAFE approval or registration to use cash generated from the operations of our PRC subsidiary to pay off its debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. On the other hand, the PRC Enterprise Tax Law (EIT Law) and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated. As of the date of this prospectus, we have not received nor do we have any present plan to receive dividends paid by our U.S., Australia, Hong Kong and PRC subsidiaries.
As of the date of this prospectus, we have not adopted any specific cash management policies and procedures in relation to how funds are transferred within/through our group. Our management monitors the cash position of each entity within our group regularly, and prepares budgets for our subsidiaries on a monthly basis. In the event that there is a need for cash or a potential short-term cashflow shortages, it would be reported to our chief financial officer and, subject to the approval by our board of directors, we will enter into an intercompany loan arrangement for relevant subsidiary.
Our Board of Directors has discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, subject to the provisions in our articles of association, our shareholders may by ordinary resolution declare a dividend not exceeding the amount recommended by our Board of Directors. As of the date of this prospectus, we have not paid and do not have any present plan to declare or pay any dividends in the foreseeable future. We currently intend to retain most of our available funds and any future earnings to fund the development and growth of our business.
Summary of Risk Factors
An investment in our securities is subject to a number of risks that if realized could materially affect our business, financial condition, results of operations, cash flows and access to liquidity. Investors should carefully consider all of the information in this prospectus, the documents incorporated by reference herein and any accompanying prospectus supplement before making an investment in the securities. The following list summarizes some, but not all, of these risks. Please read the information in the section entitled “Risk Factors” in this prospectus and in our most recent Annual Report on Form 20-F for a more thorough description of these and other risks.
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Our business is highly dependent on the success of our lead product candidate, Tinlarebant (a/k/a LBS-008). If we are unable to develop, obtain marketing approval for or successfully commercialize Tinlarebant, either alone or through a collaboration, or if we experience significant delays in doing so, our business could be harmed;

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Both of our product candidates (i.e. Tinlarebant and LBS-009) are in clinical or preclinical development. If we are unable to complete clinical development and obtain regulatory approval to ultimately commercialize our product candidates, or if we experience significant delays in doing so, our business, financial condition, results of operations and prospects will be materially harmed;

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We have recorded net cash outflow from operating activities since our inception and will need to obtain additional financing to fund our operations. If we are unable to obtain such financing, we may be unable to complete the development and commercialization of our product candidates;

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We have a limited operating history and no history of commercializing pharmaceutical products, which may make it difficult to evaluate the prospects for our future viability;

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The regulatory approval processes of the FDA, the TGA, the NMPA, the EMA and other comparable regulatory authorities are time-consuming and may evolve over time, and if we are ultimately unable to obtain regulatory approval for our product candidates, our business will be substantially harmed;

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All material aspects of the research, development, manufacturing and commercialization of pharmaceutical products are heavily regulated;

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If we are unable to obtain and maintain patent and other intellectual property protection for our product candidates, or if the scope of such intellectual property rights obtained is not sufficiently broad, third parties could develop and commercialize products and technologies similar or identical to ours and compete directly against us, and our ability to successfully commercialize any product or technology may be adversely affected;

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We depend on intellectual property licensed from third parties, and our current and future licensors may not always act in our best interest. If we fail to comply with our obligations under our intellectual property licenses, if the licenses are terminated or if disputes regarding these licenses arise, we could lose significant rights that are important to our business;
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If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the market price of our securities may be materially and adversely affected;

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Our future success depends on our ability to attract, retain and motivate senior management and qualified scientific employees;

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As we rely on third parties to conduct our preclinical studies, clinical trials, contract manufacture drug substances and drug products, and provide other important services related to product development, regulatory submissions, and commercialization, if we lose our relationships with these third parties or if they do not successfully carry out their contractual duties, comply with applicable laws, or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product candidates and our business could be substantially harmed;

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We expect to seek to establish collaborations and, if we are not able to establish them on commercially reasonable terms, we may have to alter our development and commercialization plans; and

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As a result of our principal shareholder, Lin Bioscience International Ltd.’s significant share ownership position in us, it is able to influence corporate matters and a conflict of interest may arise between our principal shareholder and us.

Implications of Being an Emerging Growth Company
We are an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. Pursuant to the JOBS Act, we have elected to take advantage of the benefits of this extended transition period for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.
We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (b) December 31, 2027; the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of the ADSs that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.
Implications of Being a Foreign Private Issuer
We report under the Exchange Act as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
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the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

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the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

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the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.
Implications of being a Controlled Company
We are a “controlled company” as defined under the Nasdaq Stock Market Rules, because one of our shareholders holds more than 50% of our voting power. As a result, for so long as we remain a controlled company as defined under that rule, we are exempt from, and our shareholders generally are not provided with the benefits of, some of the Nasdaq Stock Market corporate governance requirements, including that:
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a majority of our board of directors must be independent directors;

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our compensation committee must be composed entirely of independent directors; and

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our corporate governance and nomination committee must be composed entirely of independent directors.

As of the date of this prospectus, three of our seven directors were independent and the remaining four directors, including our chief executive officer and chief financial officer, were appointed by our controlling shareholder.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, the documents incorporated by reference herein and any accompanying prospectus supplement may contain or incorporate forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements stated in or implied by these forward-looking statements.
All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provision under Section 27A of the Securities Act and 21E of the Exchange Act and as defined in the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. You should refer to the “Risk Factors” section of this prospectus, any accompanying prospectus supplement, and our annual reports on Form 20-F and reports on Form 6-K filed with the SEC and incorporated by reference into this prospectus for specific risks that could cause actual results to be significantly different from those stated in or implied by these forward-looking statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements speak only as of the date made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus, any accompanying prospectus supplement and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results stated in or implied by these forward-looking statements.
Forward-looking statements in this prospectus include, but are not limited to, statements about:
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the timing of the initiation, progress and potential results of our preclinical studies, clinical trials and our discovery programs;

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the timing and likelihood of regulatory filings and approvals, including with respect to additional indications beyond the initial indication for which we are seeking approval for our product candidates;

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our ability to advance our product candidates into drugs, and the successful completion of clinical trials;

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the approval, commercialization, pricing and reimbursement of our product candidates;

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the competitive landscape and size of the market opportunity for our product candidates, including our estimates of the number of patients who suffer from the diseases we are targeting;

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estimates of our costs, expenses, future revenues, capital expenditures and our needs for additional financing;

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our ability to attract and retain senior management and key employees;

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our future business development, financial condition and results of operations;

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future developments, trends, conditions and competitive landscape in the industry and markets in which we operate;

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our strategies, plans, objectives and goals and our ability to successfully implement these strategies, plans, objectives and goals;

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costs associated with enforcing or defending against intellectual property infringement, misappropriation or violation, product liability and other claims;

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our ability to establish and maintain collaborations or licensing agreements;

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our ability to identify and integrate new product candidates, technologies and/or suitable acquisition targets;

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our ability to effectively manage our growth;

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changes to regulatory and operating conditions in our industry and markets; and

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the potential impact of COVID-19 and other epidemics on our current and future business development, financial condition and results of operations.

The “Risk Factors” section of this prospectus, any accompanying prospectus supplement, and our annual reports on Form 20-F and reports on Form 6-K filed with the SEC and incorporated by reference into this prospectus discusses the principal contingencies and uncertainties to which we believe we are subject, which should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus or in any prospectus supplement.

RISK FACTORS
Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent annual report on Form 20-F, and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

OFFER STATISTICS AND EXPECTED TIMETABLE
We may, from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement), offer and sell, in one or more offerings, up to $300,000,000 of our securities. The price per security offered will depend on a number of factors that may be relevant at the time of offer. See “Plan of Distribution.”

USE OF PROCEEDS
Our management will have broad discretion over the use of the net proceeds from the sale of our securities pursuant to this prospectus, both in terms of the purposes for which they will be used and the amounts that will be allocated for each purpose. We intend to use the net proceeds from the sale of any securities offered under this prospectus for our clinical trials and further clinical development of Tinlarebant, funding our research and development of our other pipeline products and for working capital and other general corporate purposes, unless otherwise indicated in the applicable prospectus supplement or free writing prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

CAPITALIZATION
Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.
As of the date of this prospectus, our authorized share capital is US$50,000 divided into 500,000,000 shares comprised of (i) 400,000,000 ordinary shares of a par value of US$0.0001 each, and (ii) 100,000,000 undesignated shares of a par value of US$0.0001 each of such class or classes (however designated) as the board of directors may determine in accordance with our third amended and restated memorandum and articles of association. As of the date of this prospectus, 25,226,255 ordinary shares were issued and outstanding. All of our issued and outstanding ordinary shares are fully paid.
Our Third Amended and Restated Memorandum and Articles of Association
The following are summaries of material provisions of our current third amended and restated memorandum and articles of association that became effective immediately prior to the completion of our initial public offering, or IPO, in April 2022 (our “Memorandum and Articles of Association”) insofar as they relate to the material terms of our ordinary shares.
Objects of Our Company.   Under our Memorandum and Articles of Association, the objects of our company are unrestricted, and we have the full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.
Ordinary Shares.   Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders, whether residents or non- residents of the Cayman Islands, may freely hold and vote their shares as described below.
Dividends.   Our directors may from time to time declare dividends (including interim dividends) and other distributions on our shares in issue and authorize payment of the same out of the funds of our company lawfully available therefor. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend may exceed the amount recommended by our directors. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid if that would result in our company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the dividend is paid.
Voting Rights.   Holders of our ordinary shares have the right to receive notice of, attend, speak and vote at general meetings of our company. Holders of ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any such general meeting. On all matters subject to a vote at general meetings of our company, (1) on a show of hands, each shareholder shall be entitled to one vote, whereas (2) on a poll, each shareholder shall be entitled to one vote per ordinary share. Our ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Voting at any meeting of shareholders shall be decided by way of a poll save that the chairman of the meeting may, in good faith, allow a resolution which relates purely to a procedural or administrative matter to be voted on by a show of hands. Where a show of hands is allowed, before or on the declaration of the results of the show of hands, a poll may be demanded by the chairman of such meeting or any shareholder present in person or by proxy at the meeting.
An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes of the ordinary shares which are cast by those of our shareholders who attend and vote at the meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes of the ordinary shares which are cast by those of our shareholders who attend and vote at the meeting. Under the Companies Act, a special resolution will be required in order for our company to effect certain important matters as stipulated in the Companies Act, such as a change of name or making changes to our Memorandum and Articles of Association. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.
General Meetings of Shareholders.   As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Memorandum and Articles of

Association provide that we may (but are not obliged to, unless as required by applicable law or the Nasdaq Stock Market rules) in each year hold a general meeting as our annual general meeting in which case we will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our directors.
Shareholders’ general meetings may be convened by the chairman of our Board of Directors or a majority of our directors (acting by a resolution of our board). Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of one or more of our shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to the issued and outstanding shares in our company entitled to vote at such general meeting.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings, our board will be required to convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.
Transfer of Ordinary Shares.   Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our Board of Directors.
Our Board of Directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our Board of Directors may also decline to register any transfer of any ordinary share unless:
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the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our Board of Directors may reasonably require to show the right of the transferor to make the transfer;

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the instrument of transfer is in respect of only one class of ordinary shares;

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the instrument of transfer is properly stamped, if required;

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in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

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a fee of such maximum sum as Nasdaq Stock Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they must, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, after compliance with any notice required of the Nasdaq Stock Market, be suspended and the register closed at such times and for such periods as our Board of Directors may, in its absolute discretion, from time to time determine; provided, however, that the registration of transfers may not be suspended nor the register closed for more than 30 calendar days in any calendar year.
Liquidation.   On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.
Calls on Shares and Forfeiture of Shares.   Our Board of Directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption, Repurchase and Surrender of Shares.   We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined, before the issue of such shares, by our Board of Directors or by our shareholders by ordinary resolution. Our company may also redeem or repurchase any of our shares on such terms and in such manner as have been approved by our Board of Directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variation of Rights of Shares.   Whenever the capital of our company is divided into different classes, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied or abrogated with the consent in writing of the holders of not less than a majority of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, subject to any rights or restrictions for the time being attached to any class, be deemed to be materially adversely varied or abrogated by the creation, allotment, or issue of further shares ranking pari passu with or subsequent to such existing class of shares, or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied or abrogated by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.
Issuance of Additional Shares.   Our Memorandum and Articles of Association authorize our Board of Directors to issue additional ordinary shares from time to time as our Board of Directors may determine, to the extent of available authorized but unissued shares.
Our Memorandum and Articles of Association also authorize our Board of Directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:
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the designation of the series;

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the number of shares of the series;

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the dividend rights, dividend rates, conversion rights, voting rights;

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the rights and terms of redemption and liquidation preferences; and

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any other powers, preferences and relative, participating, optional and other special rights.

Our Board of Directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.
Inspection of Books and Records.   Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than our Memorandum and Articles of Association, our register of mortgages and charges, and copies of any special resolutions passed by our shareholders). However, we provide our shareholders with annual audited financial statements that are filed in our annual reports on Form 20-F. See “Where You Can Find More Information.”
Anti-Takeover Provisions.   Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:
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authorize our Board of Directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

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limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Changes in Capital.   Our shareholders may from time to time by ordinary resolution:
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increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

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consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

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sub-divide our existing shares, or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

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cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital or any capital redemption reserve in any manner permitted by law.
Exempted Company.   We are an exempted company with limited liability under the Companies Act.
The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
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does not have to file an annual return of its shareholders with the Registrar of Companies;

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is not required to open its register of members for inspection;

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does not have to hold an annual general meeting;

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may issue shares with no par value;

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Differences in Corporate Law
The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements.   The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to a merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved (a) 75% in value of shareholders; or (b) a majority in number representing 75% in value of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
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the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits.   In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:
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a company acts or proposes to act illegally or ultra vires;

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the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

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those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.   Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that we shall indemnify our directors and officers, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.
This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage.
This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands exempted company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands exempted company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Consent.   Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our Memorandum and Articles of Association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held, and any such resolution in writing shall be as valid and effective as if the same had been passed at a general meeting of our company duly convened and held.
Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the Board of Directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association allow any one or more of our shareholders holding shares which carry in aggregate not less than one-third of the total number votes attaching to all issued and outstanding shares of our company as of the date of the deposit that are entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Memorandum and Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.
Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a Board of Directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director.
There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our

Memorandum and Articles of Association, directors may be removed by an ordinary resolution of our shareholders. A director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) is prohibited by any applicable law or the Nasdaq Stock Market rules from being a director; (v) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated; or (vi) is removed from office pursuant to any other provision of our Memorandum and Articles of Association.
Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the Board of Directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s Board of Directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding up.   Under the Delaware General Corporation Law, unless the Board of Directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the Board of Directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by either an order of the courts of the Cayman Islands or by the Board of Directors.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders, or, if we are unable to pay our debts as they fall due, by an ordinary resolution of our shareholders.
Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be materially adversely varied or abrogated with the consent in writing of the holders of not less than a majority of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied or abrogated by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied or abrogated by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Memorandum and Articles of Association, our Memorandum and Articles of Association may only be amended by a special resolution of our shareholders.
Rights of Non-resident or Foreign Shareholders.   There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association that require our company to disclose shareholder ownership above any particular ownership threshold.
History of Securities Issuances
The following is a summary of our securities issuances in the past three years.
Ordinary Shares
On December 31, 2020, we issued 727,676 ordinary shares to the optionees for the options exercised. Specifically, we issued: (i) 367,515 ordinary shares to Yu-Hsin Lin, our Founder, Chief Executive Officer and Chairman of the Board of Directors; (ii) 257,260 ordinary shares to Hao-Yuan Chuang, our Chief Financial Officer; (iii) 36,751 ordinary shares to Hung-Wei Chen; (iv) 22,050 ordinary shares to Wan-Shan Chen; (v) 22,050 ordinary shares to Ming-Chiu Wu; and (vi) 22,050 ordinary shares to Yun-Ju Huang, in their exercise of options granted.
On December 31, 2021, we issued 706,406 ordinary shares to the optionees for the options exercised. Specifically, we issued: (i) 364,213 ordinary shares to Yu-Hsin Lin, our Founder, Chief Executive Officer and Chairman of the Board of Directors; (ii) 254,950 ordinary shares to Hao-Yuan Chuang, our Chief Financial Officer; (iii) 21,684 ordinary shares to Hung-Wei Chen; (iv) 23,463 ordinary shares to Wan-Shan Chen; (v) 20,243 ordinary shares to Ming-Chiu Wu; and (vi) 21,853 ordinary shares to Yun-Ju Huang, in their exercise of options granted.
In April 2022, we completed our IPO on the Nasdaq Capital Market pursuant to which we issued 6,000,000 ADSs, representing 6,000,000 ordinary shares, at $6.00 per share for gross proceeds of $36.0 million. On May 20, 2022, the underwriter partially exercised its over-allotment option to purchase 772,091 ADS, resulting in additional net proceeds of $4.3 million.
In connection with our IPO, we adopted the 2022 Performance Incentive Plan, to provide additional incentives to selected employees, directors and consultants, and to enable our company to obtain and retain the services of these individuals. The 2022 Performance Incentive Plan enables us to grant share options, share appreciation rights and other awards to our employees, directors and consultants. The initial aggregate amount of ordinary shares that may be issued under the 2022 Performance Incentive Plan is 1,748,667, provided that the shares reserved under the 2022 Performance Incentive Plan shall automatically increase on the first trading day in January of each calendar year during the term of the 2022 Performance Incentive Plan, commencing in January 2023, by an amount equal to (i) four percent (4%) of the total number of ordinary shares issued and outstanding on December 31 of the immediately preceding calendar year or (ii) such lesser number of ordinary shares as may be established by our Board of Directors. As of May 19, 2023, there were 1,090,123 shares remaining available for grant.
As of May 19, 2023, there were 1,638,667 options outstanding under the 2022 Performance Incentive Plan, with a weighted average exercise price of $6.00, of which 350,466 shares were vested.
Preferred Shares
On December 24, 2020, we closed a private placement transaction pursuant to which we sold an aggregate of 5,443,272 Series B Preferred Shares for an aggregate consideration of $23,000,000 in cash.
All of our preferred shares were automatically converted into ordinary shares immediately prior to the completion of our IPO.

Depositary, Transfer Agent and Registrar
The depositary for the ADSs is Deutsche Bank Trust Company Americas. Our ordinary share register is maintained by Maples Fund Services (Cayman) Limited. The share register reflects only record owners of our ordinary shares. Holders of our ADSs will not be treated as one of our shareholders and their names will therefore not be entered in our share register. The depositary, the custodian or their nominees will be the holder of the shares underlying our ADSs. Holders of our ADSs have a right to receive the ordinary shares underlying their ADSs. For discussion on our ADSs and ADS holder rights, see “Description of American Depositary Shares” in this prospectus.
Listing
Our ADSs are listed on the Nasdaq Capital Market under the symbol “BLTE.”

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs. Each ADS will represent ownership of one ordinary share, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 1 Columbus Circle, New York, NY 10019, USA. The principal executive office of the depositary is located at 1 Columbus Circle, New York, NY 10019, USA.
The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.
We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs. See “— Jurisdiction and Arbitration.”
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see “Where You Can Find More Information.”
Holding the ADSs
How will you hold your ADSs?
You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. ADSs will be issued through DRS, unless you specifically request certificated ADRs. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Dividends and Other Distributions
How will you receive dividends and other distributions on the ordinary shares?
The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our ordinary shares) set by the depositary with respect to the ADSs.
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Cash.   The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the United States and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those

ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.
Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See “Taxation.” It will distribute only whole U.S. dollars and cents and will round down fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.
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Shares.   For any ordinary shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such ordinary shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional ordinary shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

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Elective Distributions in Cash or Shares.   If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

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Rights to Purchase Additional Shares.   If we offer holders of our ordinary shares any rights to subscribe for additional shares, the depositary shall having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for ordinary shares (rather than ADSs).
U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of ordinary shares or be able to exercise such rights.
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Other Distributions.   Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.
How do ADS holders cancel an American Depositary Share?
You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law.
How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.
Voting Rights
How do you vote?
You may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our Memorandum and Articles of Association, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the ordinary shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the ordinary shares.

If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our Memorandum and Articles of Association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our Memorandum and Articles of Association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the ordinary shares or other deposited securities represented by such holder’s ADSs; and (c) a brief statement as to the manner in which such instructions may be given to the depositary or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received by the depositary to give a discretionary proxy to a person designated by us. Voting instructions may be given only in respect of a number of ADSs representing an integral number of ordinary shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to applicable law and the provisions of our Memorandum and Articles of Association, to vote or to have its agents vote the ordinary shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the ordinary shares.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our ordinary shares.
The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the ordinary shares underlying your ADSs are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 30 business days in advance of the meeting date.
Compliance with Regulations
Information Requests
Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman Islands law, any applicable law of the United States of America, our Memorandum and Articles of Association, any resolutions of our Board of Directors adopted pursuant to such Memorandum and Articles of Association, the requirements of any markets or exchanges upon which the ordinary shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our Memorandum and Articles of Association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.
Disclosure of Interests
Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of the Nasdaq Stock Market and any other stock exchange on which the ordinary shares are, or will be, registered, traded or listed or our Memorandum and Articles of Association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.
Fees and Expenses
As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):
Service	Fees
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To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)

Up to US$0.05 per ADS issued
• Cancellation of ADSs, including the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled
• Distribution of cash dividends	Up to US$0.05 per ADS held
• Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to US$0.05 per ADS held
• Distribution of ADSs pursuant to exercise of rights.	Up to US$0.05 per ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held
• Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank
As an ADS holder, you will also be responsible for paying certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:
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Fees for the transfer and registration of ordinary shares charged by the registrar and transfer agent for the ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of ordinary shares).

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Expenses incurred for converting foreign currency into U.S. dollars.

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Expenses for cable, telex and fax transmissions and for delivery of securities.

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Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when ordinary shares are deposited or withdrawn from deposit).

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Fees and expenses incurred in connection with the delivery or servicing of ordinary shares on deposit.

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Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to ordinary shares, deposited securities, ADSs and ADRs.

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Any applicable fees and penalties thereon.

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.
The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.
In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.
The depositary may make payments to us or reimburse us for certain costs and expenses, by making available a portion of the ADS fees collected in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.
Reclassifications, Recapitalizations and Mergers
If we:	Then:
Change the nominal or par value of our ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.
Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.
Distribute securities on the ordinary shares that are not distributed to you, or Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted, which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.
How may the deposit agreement be terminated?
The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.
After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary’s only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.
Books of Depositary
The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.
The depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.
These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:
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are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

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are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our Memorandum and Articles of Association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

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are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our Memorandum and Articles of Association or provisions of or governing deposited securities;

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are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting ordinary shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

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are not liable for any special, consequential, indirect or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

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may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

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disclaim any liability for any action or inaction or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

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disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADS.

The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, ordinary shares or deposited securities, or (v) for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.
In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Jurisdiction and Arbitration
The laws of the State of New York govern the deposit agreement and the ADSs and we have agreed with the depositary that the federal or state courts in the City of New York shall have exclusive jurisdiction to hear and determine any dispute arising from or in connection with the deposit agreement and that the depositary will have the right to refer any claim or dispute arising from the relationship created by the deposit agreement to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration provisions of the deposit agreement do not preclude you from pursuing claims under the Securities Act or the Exchange Act in federal or state courts.
Jury Trial Waiver
The deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable law.
Requirements for Depositary Actions
Before the depositary will issue, deliver or register a transfer of an ADS, split-up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

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satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

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compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.
Your Right to Receive the Shares Underlying Your ADSs
You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:
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when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our ordinary shares;

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when you owe money to pay fees, taxes and similar charges;

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when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities, or other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

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for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

The depositary shall not knowingly accept for deposit under the deposit agreement any ordinary shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such ordinary shares.
This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase ADSs and/or ordinary shares and/or preferred shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. We may also choose to act as our own warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued and exercised;

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the currency or currencies in which the price of such warrants will be payable;

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the securities purchasable upon exercise of such warrants;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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any material Cayman and United States federal income tax consequences;

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the anti-dilution provisions of the warrants, if any; and

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any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable on such exercise, including, in the case of warrants to purchase ADSs or ordinary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
We issued to The Benchmark Company, LLC, as the representative of the underwriters of our initial public offering, warrants to purchase a number of ADSs equal to 2.5% of the ADSs sold by us in our initial public offering, including ADSs sold upon the exercise of the option to purchase additional ADSs (the “Representative’s Warrants”). The Representative’s Warrants have an exercise price equal to US$7.50 per ADS. The Representative’s Warrants are exercisable until April 29, 2027. The Representative’s Warrants are also exercisable on a cashless basis.
The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” and “Incorporation By Reference” of this prospectus. We urge you to read any applicable prospectus supplement and the applicable warrant agreement, in their entirety.

DESCRIPTION OF OVERALLOTMENT PURCHASE RIGHTS
We may issue overallotment purchase rights to purchase ADSs and/or ordinary shares and/or preferred shares and/or warrants and/or subscription rights and/or units. Overallotment purchase rights may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Any overallotment purchase rights will be issued under a form of overallotment purchase right and/or overallotment purchase agreement to be filed with the SEC. The terms of any overallotment purchase rights to be issued and a description of the material provisions of the applicable form of overallotment purchase right will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement relating to any overallotment purchase rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
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the form of such overallotment purchase rights;

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the aggregate number of such overallotment purchase rights;

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the price or prices at which such overallotment purchase rights will be issued and exercised;

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the currency or currencies in which the price of such overallotment purchase rights will be payable;

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the securities purchasable upon exercise of such overallotment purchase rights;

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the date on which the right to exercise such overallotment purchase rights shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such overallotment purchase rights which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such overallotment purchase rights are issued and the number of such overallotment purchase rights issued with each such security;

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if applicable, the date on and after which such overallotment purchase rights and the related securities will be separately transferable;

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if applicable, any provisions for cashless exercise of the overallotment purchase rights;

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if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the overallotment purchase rights;

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information with respect to book-entry procedures, if any;

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the anti-dilution provisions of the overallotment purchase rights, if any; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the applicable prospectus supplement of any overallotment purchase rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of overallotment purchase right, which will be filed with the SEC if we offer overallotment purchase rights. For more information on how you can obtain copies of the applicable form of overallotment purchase right if we offer overallotment purchase rights, see “Where You Can Find More Information” and “Incorporation By Reference” of this prospectus. We urge you to read the applicable form of overallotment purchase right and any applicable prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our ordinary shares, and/or preferred shares, and/or ADSs. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
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the price, if any, for the subscription rights;

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the exercise price payable for each ordinary share, and/or preferred share, and/or ADS upon the exercise of the subscription rights;

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the number of subscription rights to be issued to each shareholder;

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the number and terms of the ordinary shares, and/or preferred shares, and/or ADSs, which may be purchased per subscription right;

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the extent to which the subscription rights are transferable;

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any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

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if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information” and “Incorporation By Reference” of this prospectus. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
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the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” and “Incorporation By Reference” of this prospectus. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF CAPITAL NOTES
We may from time to time offer and sell under this prospectus capital notes, referred to herein as equity equivalent capital notes. When we offer to sell a particular series of capital notes, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of capital notes.
The capital notes are instruments of equity and not debt. Unless otherwise specified in a prospectus supplement, (i) the face amounts of the capital notes will not bear interest nor will they be linked to any index, (ii) the face amounts of the capital notes will only payable by us out of distributions made upon the winding-up, liquidation or dissolution of our company on a pari passu and pro rata basis with the holders of our ordinary shares and (iii) we will have no right to prepay or redeem the equity equivalent capital notes. In addition, the holder may at any time, convert the face amount of the equity equivalent capital notes, in whole or in part, without payment of any additional consideration, into ADSs or ordinary shares, as set forth in the equity equivalent capital note, at a conversion price agreed with the holder. Unless otherwise specified in a prospectus supplement, the equity equivalent capital notes shall have no maturity date and the right to convert into ADSs or ordinary shares shall not expire.
The terms of any particular series of equity equivalent capital notes will be set forth in the purchase agreement with the purchasers and the governing capital note certificate, each of which will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The foregoing summary of the equity equivalent capital notes is not complete. We encourage you to read the purchase agreement and capital note certificate, because they, and not this summary, will govern your rights as a holder of equity equivalent capital notes.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount” (“OID”), for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
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the title of the series of debt securities;

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any limit upon the aggregate principal amount that may be issued;

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the maturity date or dates;

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the form of the debt securities of the series;

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the applicability of any guarantees;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt, or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

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if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

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additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger, or sale covenant;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

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additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

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additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

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additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

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whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

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any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger, or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default Under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

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if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

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if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency, or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
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the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
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the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

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such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
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to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

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to comply with the provisions described above in the subsection entitled “— Consolidation, Merger, or Sale;”

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the indenture;

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to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above in the subsection entitled “— General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

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to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
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extending the fixed maturity of any debt securities of any series;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

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reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
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provide for payment;

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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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pay principal of and premium and interest on any debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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recover excess money held by the trustee;

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compensate and indemnify the trustee; and

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appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange, and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of its own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series. All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

TAXATION
The material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

PLAN OF DISTRIBUTION
We may sell or distribute our securities from time to time in one or more public or private transactions:
•
through underwriters;

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through agents;

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to dealers;

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directly to one or more purchasers;

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in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

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in block trades;

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through a combination of any of the above; and

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any other method permitted pursuant to applicable law. Any sale or distribution may be effected by us:

•
at market prices prevailing at the time of sale;

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at varying prices determined at the time of sale; or

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at negotiated or fixed prices.

At any time a particular offer of the securities is made, a prospectus supplement, if required, will be distributed and set forth the terms of each specific offering, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to us from such sales or distribution, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
In addition, we may distribute the securities as a dividend or in a rights offering to our existing security holders. In some cases, we or dealers acting for us or on behalf of us may also repurchase the securities and reoffer them to the public by one or more of the methods described above.
Through Underwriters
If underwriters are used in a sale or distribution, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the underwriters will be obligated to purchase all the securities if any are purchased.
During and after an offering through underwriters, the underwriters may purchase and sell or distribute the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for the securities they sell or distribute for their account may be reclaimed by the syndicate if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.
Through Agents or to Dealers
We may sell or distribute the securities directly or through agents we designate from time to time. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If dealers are used in any of the sales or distribution of the securities covered by this prospectus, we will sell those securities to dealers as principals. The dealers may then resell the securities to the public at varying prices the dealers determine at the time of resale.
Direct Sales
We may sell or distribute the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof.
Delayed Delivery
If so indicated in a prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
Derivative Transactions and Hedging
We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may carry out the derivative transactions through sales or distributions of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Loans of Securities
We may loan or pledge the securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.
General
Agents, dealers and direct purchasers that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services on our behalf.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3, of which this prospectus is part, with respect to the securities we will offer. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our board members, executive officers, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and consolidated financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
We will send our transfer agent a copy of all notices of our general meetings of shareholders and other reports, communications and information that are made generally available to shareholders. The transfer agent has agreed to mail to all shareholders a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the transfer agent and will make available to all shareholders such notices and all such other reports and communications received by the transfer agent.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
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our Annual Report on Form 20-F (File No. 001-41359) for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023;

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the description of our Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on April 20, 2022, and any amendment or report filed with the SEC for the purpose of updating the description;

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with respect to each offering of securities under this prospectus, each subsequent annual report on Form 20-F and each report of foreign private issuer on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file with or furnish to the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus; and

•
the information specifically incorporated by reference herein from our report of foreign private issuer on Form 6-K filed with the SEC on April 25, 2023 and May 11, 2023.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Belite Bio, Inc
12750 High Bluff Drive Suite 475,
San Diego, CA 92130
Tel: +1-858-246-6240
Attention: Chief Financial Officer

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:
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political and economic stability,

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an effective judicial system,

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a favorable tax system,

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the absence of foreign exchange control or currency restrictions, and

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the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:
•
the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

•
Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our Memorandum and Articles of Association does not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors, and shareholders, be arbitrated.
Most of our directors and officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. As of the date of this prospectus, none of our officers, directors or other members of our senior management are located in China.
We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (a) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (b) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.
Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize and enforce a final and conclusive judgement in personam obtained in federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature, a fine or a penalty or similar fiscal or revenue obligations) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that: (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of the natural justice of Cayman Islands; (c) such judgment was not obtained by fraud; (d) such judgment was not obtained in a manner, and is not of a kind the enforcement of which, is contrary to natural justice or the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a punitive judgment of a United States court predicated upon the civil liability provisions of the federal securities laws in the United States without retrial on the merits if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that may be regarded as fines, penalties or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

LEGAL MATTERS
We are being represented by O’Melveny & Myers LLP with respect to legal matters of U.S. federal securities and New York State law. The validity of the offered securities and certain other matters of Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices. O’Melveny & Myers LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and may rely upon Commerce & Finance Law Offices with respect to matters governed by PRC law.

EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The office of Marcum Asia CPAs LLP is located at 7 Penn Plaza, Suite 830, New York, NY 10001.

OFFERING EXPENSES
The following is an estimate of the expenses that we may incur in connection with a possible offering of securities registered under this registration statement.
SEC registration fee	$33,060.00
FINRA filing fee	$500.00
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and trustee fees and expenses	*
Miscellaneous	*
Total	*

*
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Belite Bio, Inc
651,380 American Depositary Shares Representing 651,380 Ordinary Shares
Warrants to Purchase 651,380 Ordinary Shares Represented by American Depositary Shares
Up to 651,380 American Depositary Shares representing 651,380 Ordinary Shares issuable upon exercise of the Warrants

PROSPECTUS SUPPLEMENT

April 29, 2024